46
                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of April 1, 1998, by and among Ralston Purina Company, a Missouri corporation ("Ralston") and Agribrands International, Inc. ("Agribrands"), a Missouri corporation and wholly owned subsidiary of Ralston.

                                  WITNESSETH:

     WHEREAS, Ralston's businesses consist of the manufacture, distribution and sale of battery products and pet products domestically and internationally, and the manufacture, distribution and sale of agricultural formula animal feeds and other agricultural animal nutrition products primarily outside the United States; and

     WHEREAS, the Board of Directors of Ralston (the "Ralston Board") has determined that it is in the best interests of the Ralston shareholders to separate Ralston's international agribusiness from its core pet products and battery businesses, and to consolidate such agribusiness, which is currently conducted by various subsidiaries and affiliates, into Agribrands, and to distribute the $.01 par value Agribrands Stock ("Agribrands Stock") to shareholders of its $.10 par value Ralston Purina Common Stock ("Ralston Stock"); and

     WHEREAS, in order to effect such separation, the Ralston Board has determined that it is necessary and advisable to consolidate the international agribusiness through various restructurings and to transfer to Agribrands the direct stock ownership of those subsidiaries and other assets of Ralston that are engaged in the operation of the agribusiness, as well as certain trademarks and technology used in the international agribusiness, as more fully set forth below; and

     WHEREAS, in connection with such consolidation, Ralston formed Agribrands by causing Tradico, Inc., a Delaware corporation and wholly owned subsidiary of Ralston, to be merged into Tradico Missouri, Inc., a Missouri corporation and wholly owned subsidiary of Ralston, and the surviving Missouri corporation to be renamed Agribrands International, Inc., effective November 18, 1997; and

     WHEREAS, in order to effect such distribution of the ownership of Agribrands to the holders of Ralston Stock, the Ralston Board has determined that it is necessary and desirable to distribute all outstanding shares of Agribrands Stock on a pro rata basis to the holders of Ralston Stock, such distribution being hereinafter referred to as the "Distribution"; and

     WHEREAS, the mergers and liquidations of certain affected subsidiaries are intended to qualify under Sections 368(a)(1)(A) and 332 of the Internal
Revenue Code of 1986, as amended (the "Code"), the transfer of assets are intended to qualify under Code Section 368(a)(1)(D), and the distribution of Agribrands Stock is intended to qualify under Code Section 355; and

     WHEREAS, the parties hereto have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters prior to and following the Distribution;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound thereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.01       General.  As used in this Agreement, the following terms shall
                -------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     AAFCO:    the  Association  of  American  Feed  Control  Officials.
     -----

     Action:    any  action,  claim, suit, arbitration, inquiry, proceeding or
     ------
investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration or other tribunal.

     Affiliate:    with  respect  to  any  specified Person, an "affiliate" as
     ---------
defined in Rule 405 promulgated pursuant to the Securities Act; provided, however, that for purposes of this Agreement (i) Affiliates of Agribrands shall not be deemed to include Ralston or any corporation which will be a subsidiary or affiliate of Ralston following the Distribution; and (ii) Affiliates of Ralston shall not be deemed to include Affiliates of Agribrands.

     Agribrands  Asset  Purchase Price:  Cash contributed to Agribrands or one
     ---------------------------------
of its Affiliates by Ralston or its Affiliates in connection with the purchase by an Affiliate of Agribrands, as set forth in Section 2.01, of the Agribusiness in Brazil from Ralston Purina do Brasil, LTDA. The Agribrands Asset Purchase Price shall be the U.S. dollar equivalent of the actual purchase price paid to Ralston Purina do Brasil, based on the foreign exchange rate, published in the Wall Street Journal, with respect to the closing date of such sale.

     Agribrands  Board:    the Board of Directors of Agribrands International,
     -----------------
Inc.  and  their  duly  elected  or  appointed  successors.

     Agribrands  Cash  Holdings:    the  Cash to be held by Agribrands and its
     --------------------------
Affiliates as of the Distribution, as determined in accordance with Section 2.04(a) and as adjusted pursuant to Section 2.04(g).

     Agribrands  Deferred  Compensation  Plan:   as defined in Section 7.09 of
     ----------------------------------------
this  Agreement.

     Agribrands  Notes:    the  promissory  notes issued by Agribrands or Agri
     -----------------
International Holding Company, Inc. to Ralston in connection with the contribution by Ralston to Agribrands or Agri International Holding Company Inc. of the stock of certain foreign subsidiaries.

     Agribrands  Stock:    Agribrands  common stock, par value $.01 per share.
     -----------------

     Agribusiness:  Ralston's  direct  or  indirect  ownership  of  (i)  the
     ------------
international business of the manufacture, distribution and sale of feeds for horses, commercial livestock, commercial poultry, laboratory animals, zoo animals, wild birds and game, rabbits, animals raised for fur, and fish, reptiles and shellfish raised in commercial aquaculture facilities, and the operation of hatcheries; (ii) pet food manufacturing operations in Korea and the sale and distribution of such products; (iii) pet food manufacturing operations in Canada at Strathroy, Ontario, and the sale and distribution of such products; and (iv) all joint ventures involving or associated with the businesses described in (i) through (iii) above.

     Agribusiness  Assets:    except to the extent provided in, and subject to
     --------------------
the provisions of, any of the Ancillary Agreements, (i) all of the Assets used or held by or on behalf of any member of the Agribusiness Group or the Ralston Group immediately prior to the Distribution which are used or held for use exclusively in the Agribusiness rather than the Ralston Business, including, but not limited to, the Assets set forth on Schedule 1.01(a); and (ii) any office equipment and furniture used immediately prior to the Distribution exclusively by Agribusiness Employees.

     Agribusiness  Employee:    any  individual who (i) is on the Distribution
     ----------------------
Date, or immediately following the Distribution will be, an officer or employee of any member of the Agribusiness Group, (ii) is employed by a member of the Ralston Group but, pending transfer of employment to a member of the Agribusiness Group, performs duties primarily for the Agribusiness; or (iii) is on leave (including but not limited to leave for disability) or layoff from active employment on the Distribution Date but who, immediately prior to commencement of such leave or layoff, was primarily employed in the Agribusiness. Notwithstanding the foregoing, an Agribusiness Employee shall not include any individual who, as of the Distribution Date, (A) has been determined to be disabled under the Purina Benefit Association Long Term Disability Plan ("LTD Plan"), the Ralston Purina Company Group Life Insurance Plan or the Retirement Plan; (B) is on leave during a waiting period prior to, and who has made application for, a determination of disability under the LTD Plan; or (C) is employed by a member of the Agribusiness Group but performs duties primarily for a Ralston Business, pending subsequent transfer of employment to a member of the Ralston Group or termination of employment.

     Agribusiness  Group:   Agribrands and its Affiliates at the Distribution.
     -------------------

     Agribusiness Individual:  any individual who is an Agribusiness Employee,
     -----------------------
a Former Agribusiness Employee, or a beneficiary of an Agribusiness Employee or of a Former Agribusiness Employee.

     Agribusiness  Obligations:    as  defined in Article X of this Agreement.
     -------------------------

     Agricultural  Channel:   as defined in Section 5.01(a) of this Agreement.
     ---------------------

     Ancillary  Agreements:  the  Tax Sharing Agreement, the Bridging Services
     ---------------------
Agreement, the Trademark Agreement, and the Technology Transfer and License Agreement.

     Asset:    any  and  all  assets  and  properties, tangible or intangible,
     -----
including, but not limited to, the following: (i) cash, notes and trade receivable accounts (whether current or non-current and including all rights with respect thereto); (ii) certificates of deposit, bankers' acceptances, stock, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates, investment contracts, voting-trust certificates;
(iii) trade secrets, confidential information, registered and unregistered trademarks, service marks, service names, trade styles and trade names and associated goodwill; statutory, common law and registered copyrights; applications for any of the foregoing, rights to use any of the foregoing and other rights in, to and under any of the foregoing; (iv) rights under leases, contracts, licenses, permits, and sales and purchase agreements; (v) real estate and buildings and other improvements thereon and timber and mineral rights of every kind; (vi) leasehold improvements, fixtures, trade fixtures, machinery, equipment (including transportation and office equipment), tools, dies and furniture; (vii) office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind; (viii) raw materials, work-in-process, finished goods, consigned goods and other inventories; (ix) prepayments or prepaid expenses; (x) claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind; (xi) the right to receive mail and other communications; (xii) lists of advertisers, records pertaining to advertisers and accounts, lists and records pertaining to suppliers and agents, and books, ledgers, files and business records of every kind; (xiii) advertising materials and other recorded, printed or written materials; (xiv) goodwill as a going concern and other intangible properties; (xv) personnel records and employee contracts, including any rights thereunder to restrict an employee from competing in certain respects; and (xvi) licenses and authorizations issued by any governmental authority.

     Bridging  Services  Agreement:    as  defined  in  Section  5.04  of this
     -----------------------------
Agreement.

     Business:    the  Agribusiness  or  the  Ralston  Business.
     --------

     Business  Day:  any day other than a Saturday, a Sunday or a day on which
     -------------
banking institutions located in the State of Missouri are obligated by law or executive order to close.

     Cash:   cash, marketable securities, compensating balances used to secure
     ----
debt financing, amounts held in margin accounts, and such other items as have been or would be classified as cash consistent with accounting practices historically employed by Ralston.

     CME:    calculated  metabolizable  energy.
     ---

     Code:    the  Internal Revenue Code of 1986, as amended, or any successor
     ----
legislation.

     Committee:    the  Nominating  and Compensation Committee of the Board of
     ---------
Directors  of  Agribrands.

     Current  Plan  Year:    the  plan  year  or  fiscal  year,  to the extent
     -------------------
applicable with respect to any Plan, during which the Distribution Date occurs.

     Distribution:    as  defined  in  the  recitals  to  this  Agreement.
     ------------

     Distribution  Date:    April  1,  1998.
     ------------------

     DuPont  Agreement:    the agreement as defined in Section 5.01(a) of this
     -----------------
Agreement.

     Enterprise  Purchase  Agreement:  as  defined  in  Section  5.04  of this
     -------------------------------
Agreement.

     ERISA:   the Employee Retirement Income Security Act of 1974, as amended,
     -----
or  any  successor  legislation.

     ESOP  Stock:   Ralston Purina Company Series A ESOP Convertible Preferred
     -----------
Stock,  $1.00  par  value.

     Exchange  Act:  the Securities Exchange Act of 1934, as amended, together
     --------------
with  the  rules  and  regulations  promulgated  thereunder.

     Executive  Life  Plan:    the  Ralston  Purina  Executive  Life  Plan.
     ---------------------

     Executive  SIP:    the  Ralston Purina Executive Savings Investment Plan.
     --------------

     Form  10:  as  defined  in  Section  2.06  of  this  Agreement.
     --------

     Former Agribusinesses:  all of the following international businesses and
     ---------------------
operations heretofore, but not currently, owned and conducted directly or indirectly by Ralston: (i) former international businesses of producing and distributing feeds for horses, commercial livestock and poultry and rations for laboratory animals, zoo animals, wild birds and game, rabbits, animals raised for fur, and fish, reptiles and shellfish raised in commercial aquaculture facilities, and operation of hatcheries; (ii) former pet food manufacturing operations in Korea, and the sale and distribution in Korea of such pet foods; (iii) poultry processing; (iv) finished poultry products; (v) manufacture and sale of silos; (vi) manufacture and distribution of livestock and poultry health products; (vii) commercial egg production (fertile and infertile); (viii) raising of laboratory rats; (ix) fishmeal processing; (x) oilseed processing; (xi) sale and lease of breeding hogs; (xii) other businesses managed or directed by employees of the Agribusiness, other than cereal, baked goods, tuna processing and soy protein businesses; and (xiii) all joint ventures involving or associated with the businesses described in
(i)  through  (xii)  above  or  the  Agribusiness.

     Former Agribusiness Employee:  an individual who was employed by a member
     ----------------------------
of the Agribusiness Group or a Former Agribusiness at the time of his or her termination or retirement on or prior to the Distribution Date.

     Former  Businesses:    The  Former  Ralston  Businesses  and  the  Former
     ------------------
Agribusinesses.

     Former  Ralston  Businesses:    all  of  the  businesses  and  operations
     ---------------------------
heretofore, but not currently, directly or indirectly owned and conducted by Ralston, other than a Former Agribusiness.

     Former  Ralston  Employee:  an individual who was employed by a member of
     -------------------------
the Ralston Group or a Former Ralston Business at the time of his or her termination or retirement.

     Group:    the  Ralston  Group  or  the  Agribusiness  Group.
     -----

     Indebtedness  of  Agribrands:   external obligations in the form of money
     ----------------------------
that is borrowed from third party banks and/or financial institutions, to the extent that such indebtedness (i) is incurred in connection with, or arising out of the operations of, the Agribusiness and (ii) is or should be reflected and booked on the balance sheet statements of the Agribusiness in accordance with accounting practices historically employed by Ralston; and in no event shall intercompany or intracompany accounts between the Agribusiness and the Ralston Business be deemed to be Indebtedness of Agribrands.

     Indemnifiable  Loss:    with  respect  to  any claim by an Indemnitee for
     -------------------
indemnification hereunder, any and all losses, liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, claims and assessments, and any and all judgments, settlements and compromises related thereto and reasonable attorney's fees and expenses in connection therewith) incurred or suffered by such Indemnitee with respect to such claim except as may arise in connection with the performance of any of the Ancillary Agreements, which shall, in each such case, be governed by the terms of such Ancillary Agreement.

     Indemnitee:    as  defined  in  Section  4.02  of  this  Agreement.
     ----------

     Indemnitor:    as  defined  in  Section  4.02  of  this  Agreement.
     ----------

     Information:    as  defined  in  Section  6.02  of  this  Agreement.
     -----------

     Information  Statement:    the  information  statement sent to holders of
     ----------------------
Ralston Stock in connection with the Distribution, which sets forth appropriate disclosures concerning the Agribusiness, Agribrands, the Distribution and other related matters.

     IRS:    the  Internal  Revenue  Service.
     ---

     ISP:    the  Ralston  Purina  1988  and  1996  Incentive  Stock  Plans.
     ---

     Liabilities:    all  claims, debts, liabilities, royalties, license fees,
     -----------
losses, costs, expenses, deficiencies, litigation proceedings, taxes, levies, imposts, duties, deficiencies, assessments, attorneys' fees, charges, allegations, demands, damages, judgments, guaranties, indemnities, or obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown and whether or not the same would properly be reflected on a balance sheet, including all costs and expenses relating thereto.

     LIBOR:    London  Interbank  Offer  Rate.
     -----

     Notice  of  Claim:    as  defined  in  Section  4.02  of  this Agreement.
     -----------------

     NYSE:    the  New  York  Stock  Exchange.
     ----

     Operating  Agreement:   An agreement as described in Sections 2.04(f) and
     --------------------
5.04 in effect during a period of beneficial ownership of the Agribusiness Assets or the Ralston Assets.

     Person:   an individual, a partnership, a joint venture, a corporation, a
     ------
trust or other entity, an unincorporated organization or a government or any department or agency thereof.

     Plan:    any  plan,  policy, arrangement, contract or agreement providing
     ----
benefits (including salary, bonuses, deferred compensation, incentive compensation, savings, stock purchases, pensions, profit sharing, welfare benefits or retirement or other retiree benefits, including retiree medical benefits) for any group of employees or former employees or individual employee or former employee, or the beneficiary or beneficiaries of any such employee or former employee, whether formal or informal or written or unwritten and whether or not legally binding, and including any means, whether or not legally required, pursuant to which any benefit is provided by an employer to any employee or former employee or the beneficiary or beneficiaries of any such employee or former employee.

     Protected Agribrands Business:  the business described in Section 5.01(a)
     -----------------------------
of  this  Agreement.

     Protected Ralston Business:  the business described in Section 5.01(a) of
     --------------------------
this  Agreement.

     Qualified Plan:  a Plan which is an employee pension benefit plan (within
     --------------
the meaning of Section 3(2) of ERISA) and which constitutes or is intended in good faith to constitute a qualified plan under Section 401(a) of the Code.

     Ralston:    as  defined  in  the  recitals  to  this  Agreement.
     -------

     Ralston Assets:  subject to the provisions of any of the other agreements
     --------------
referred to in this Agreement, all of the Assets, other than the Agribusiness Assets, used or held immediately prior to the Distribution Date by or on behalf of any member of either Group, including, but not limited to, the Assets set forth on Schedule 1.01(b).

     Ralston  Board:    the  Board  of Directors of Ralston Purina Company and
     --------------
their  duly  elected  or  appointed  successors.

     Ralston  Business:   all of the businesses owned, directly or indirectly,
     -----------------
by Ralston and conducted immediately prior to the Distribution Date, other than the Agribusiness.

     Ralston  Deferred  Compensation  Plan:    the  Ralston  Purina  Deferred
     -------------------------------------
Compensation  Plan  for  Key  Employees.

     Ralston Employee:  any individual who at any time is or was an officer or
     ----------------
employee of any member of either Group, other than an Agribusiness Employee, including, but not limited to, individuals set forth on Schedule 1.01(c).

     Ralston  Group:   Ralston and its Subsidiaries and Affiliates, other than
     --------------
members  of  the  Agribusiness  Group.

     Ralston  Individual:   any individual who (i) is a Ralston Employee, (ii)
     -------------------
at any time prior to the Distribution Date is or was an officer or employee of any Former Ralston Business or (iii) is a beneficiary of any individual specified in clause (i) or (ii).

     Ralston Option:  the option defined in Section 7.08(b) of this Agreement.
     --------------

     Ralston  Stock:    Ralston  Purina  Company common stock, $.10 par value.
     --------------

     Ralston  Stock  and  Asset  Purchase  Prices:    Cash  paid  after  the
     ---------------------------------------------
Distribution to Agribrands or its Affiliates by Ralston or its Affiliates, to the extent necessary, to close the purchase by Ralston or its Affiliates, as set forth in Section 2.01, of the stock of Purina Pet Foods France or, as applicable, certain assets and liabilities of Purina de Guatemala, S.A., Purina Colombiana, S.A., Purina de Venezuela, C.A., and Purina Peru, S.A.

     Record  Date:    the  date  to be determined by the Board of Directors of
     ------------
Ralston, or the Executive Committee thereof, as the record date for determining shareholders of Ralston Stock entitled to receive the Distribution.

     Retirement  Plan:    the  Ralston  Purina  Retirement  Plan.
     ----------------

     Rights:  the rights to be issued by Agribrands pursuant to the Agribrands
     ------
Rights  Agreement.

     RPIHCI:    Ralston  Purina  International  Holding  Company,  Inc.
     ------

     SEC:    the  Securities  and  Exchange  Commission.
     ---

     Securities  Act:    the Securities Act of 1933, as amended, together with
     ---------------
the  rules  and  regulations  promulgated  thereunder.

     Shared  Liability:    a Liability arising out of, or associated with, the
     -----------------
ownership of both the Agribusiness Assets and the Ralston Assets; or the operation of the Agribusiness or a Former Agribusiness, on the one hand, and the Ralston Business or a Former Ralston Business, on the other hand, prior to the Distribution.

     SIP:    a  Savings  Investment  Plan.
     ---

     Subsidiary:    with  respect  to any specified Person, any corporation or
     ----------
other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body of such corporation or other legal entity.

     Tax  Sharing  Agreement:    as defined in Section 5.04 of this Agreement.
     -----------------------

     Technology Transfer and License Agreement:  as defined in Section 5.04 of
     -----------------------------------------
this  Agreement.

     Third-Party  Claim:    any  Action  or  claim by a third party against or
     ------------------
otherwise involving an Indemnitee for which indemnification may be sought pursuant to Article IV hereof.

     Toll-Milling  Agreements:   as defined in Section 5.04 of this Agreement.
     ------------------------

     Trademark  Agreement:    as  defined  in  Section 5.04 of this Agreement.
     --------------------

     Welfare  Plan:  any Plan which is not a Qualified Plan and which provides
     -------------
medical, health, disability, accident, life insurance, death, dental or other welfare benefits, including any post-employment benefits or retiree medical benefits.

     1.02      References to Time.  All references to times of the day in this
               ------------------
Agreement shall refer to St. Louis, Missouri time unless otherwise specifically indicated.

                                  ARTICLE II

                      CERTAIN RESTRUCTURING TRANSACTIONS

     2.01     Restructuring Transactions.  Prior to, or as soon as practicable
              --------------------------
following, the Distribution Date, the following shall have been or shall be effected:

     (a)     Italian Demerger.  Pursuant to Italian law, Purina Italia S.p.A.,
             ----------------
an Italian corporation, shall be divided into two corporations by transferring all assets and liabilities of Purina Italia associated with the Ralston Business to Ralston Purina Italia S.p.A. and thereafter by issuing the stock of Ralston Purina Italia to RPIHCI (99.98% owner) and Ralston (.02% owner), in proportion to their ownership of shares of Purina Italia. A pro rata portion of the shares of Purina Italia, representing the net book value of the assets of the Ralston Business in proportion to the entire net book value of assets of Purina Italia, shall be canceled and new share certificates in Purina Italia shall be issued to reflect the reduction in the number of shares outstanding as a result of the demerger.

     (b)      Canadian Restructuring. Agribrands shall form a new wholly owned
              ----------------------
subsidiary, Agribrands Canada Inc. ("Agri Canada"). Agribrands shall cause Agri Canada to purchase, pursuant to an Enterprise Purchase Agreement, all of the assets exclusively used in connection with, and liabilities associated with, the portion of the Agribusiness owned and conducted by Ralston Purina Canada Inc. The purchase price shall be equal to the appraised fair market value of such Agribusiness in Canada, including working capital deficiencies as of March 31, 1998.

     (c)          Brazilian Restructuring.  Agribrands shall form a new wholly
                  -----------------------
owned subsidiary, Agribrands Purina do Brasil, Ltda, ("Agri do Brasil") a Brazilian corporation. Agribrands shall cause Agri do Brasil to purchase, pursuant to an Enterprise Purchase Agreement, the assets and liabilities associated with the centers of business of the Agribusiness owned and conducted by Ralston Purina do Brasil, Ltda, a Brazilian corporationThe purchase price shall be equal to the fair market value of such Brazilian Agribusiness, which is the statutory net book value of such Business as of March 31, 1998, determined in a manner consistent with the preparation of the balance sheet dated February 28, 1998 set forth on Schedule 2.01(c).

     (d)          French  Restructuring.    Ralston  Purina  France,  a French
                  ---------------------
corporation, shall form a new wholly owned subsidiary, Purina Pet Foods France ("PPF France"), and shall contribute all of the assets and liabilities associated with its ownership and operation of the Ralston Business in France to PPF France. Ralston shall then cause Checkerboard Holding Company, Inc. ("Checkerboard Holding"), a Delaware corporation, to purchase from Ralston Purina France, pursuant to an Enterprise Purchase Agreement, all of the stock of PPF France for 27 million French francs, which amount is equal to its appraised fair market value.

     (e)       Mexican Restructuring/Merger.  PPA Investments Inc., a Delaware
               ----------------------------
corporation, shall purchase from Ralston Purina Holdings Mexico S.A. de C.V., a Mexican corporation, all of the capital stock of Industrias Purina, S.A. de C.V., a Mexican corporation, owned by Ralston Purina Holdings Mexico, for 209 million Mexican pesos, which is equal to its appraised fair market value. PPA Investments Inc. shall then adopt a plan of complete liquidation and merge into RPIHCI, as a result of which Industrias Purina shall become a direct subsidiary of RPIHCI.

     (f)          Guatemalan  Restructuring.  Ralston shall cause Checkerboard
                  -------------------------
Holding to form a new company, Ralston Purina Guatemala, a Guatemalan corporation, and to cause such company to purchase from Purina de Guatemala, S.A., a Guatemalan corporation, pursuant to an Enterprise Purchase Agreement, the assets and liabilities associated with the Ralston Business in Guatemala for cash in an amount equal to the fair market value of such Ralston Business, which shall be the statutory net book value of such Business as of March 31, 1998, determined in a manner consistent with the preparation of the balance sheet dated February 28, 1998 set forth on Schedule 2.01(f), except that intangible assets shall be valued at 645,000 Guatemalan pesos.

     (g)          Colombian  Restructuring.   Ralston shall cause Checkerboard
                  ------------------------
Holding to form a new wholly owned subsidiary, Ralston Purina Colombiana, and shall cause Ralston Purina Colombiana to purchase from Purina Colombiana S.A, a Colombian corporation, pursuant to an Enterprise Purchase Agreement, the assets and liabilities associated with the Ralston Business in Colombia for cash in an amount equal to the fair market value of such Business, which shall be the statutory net book value of such business as of March 31, 1998, determined in a manner consistent with the preparation of the balance sheet dated February 28, 1998 set forth on Schedule 2.01(g), except that intangible assets shall be valued at 697,000,000 Colombian pesos and real property shall be valued at 471,800,000 Colombian pesos.

     (h)          Venezuelan  Restructuring.  Ralston shall cause Checkerboard
                  -------------------------
Holding to form a new wholly owned subsidiary, Ralston Purina Venezuela ("RP Venezuela") a Venezuelan corporation, and shall cause RP Venezuela to purchase from Purina de Venezuela, C.A., a Venezuelan corporation, pursuant to an Enterprise Purchase Agreement, the assets and liabilities associated with the Ralston Business in Venezuela for cash in an amount equal to the fair market value of such Business, which shall be the statutory net book value of such Business as of March 31, 1998, determined in a manner consistent with the preparation of the balance sheet dated February 28, 1998 set forth on Schedule 2.01(h).

     (i)          Peruvian  Restructuring.  Ralston shall cause Ralston Purina
                  -----------------------
Colombiana to purchase from Purina Peru, S.A., a Peruvian corporation, pursuant to an Enterprise Purchase Agreement, the assets and liabilities associated with the Ralston Business in Peru for cash in an amount equal to the fair market value of such Business, which shall be the statutory net book value of such business as of March 31, 1998, determined in a manner consistent with the preparation of the balance sheet dated February 28, 1998 set forth on
Schedule  2.01(i).

     (j)          Korean  Restructuring.    Prior to the merger of RPIHCI into
                  ---------------------
Ralston, Ralston and Agribrands shall each purchase from RPIHCI 1,000 shares of Purina Korea, Inc., a Korean corporation, for 19,717 Korean won per share. After the merger of RPIHCI into Ralston as described in subsection (l) below, Ralston shall contribute all of its stock ownership in Purina Korea, Inc. to Agri International Holding Company, Inc., a Delaware corporation, in exchange for which Agri International Holding Company shall issue 135 million new shares of its capital stock and transfer such stock to Ralston, and shall execute and deliver the Agribrands Note described below.

     (k)          Philippines  Restructuring.  After the merger of RPIHCI into
                  --------------------------
Ralston, Ralston shall contribute all of its ownership in Purina Philippines, Inc., a Philippines corporation, to Agribrands as described in subsection (m) below, in exchange for which Agribrands shall issue to Ralston 1,413,150 new shares of its capital stock and shall execute and deliver the Agribrands Note described below.

     (l)        Merger of RPIHCI into Ralston.  Ralston and RPIHCI shall enter
                -----------------------------
into an Agreement and Plan of Merger and Complete Liquidation pursuant to which RPIHCI shall be merged with and into Ralston pursuant to the General and Business Corporation Law of Missouri and Delaware General Corporation Law, and in accordance with the terms and conditions of such merger agreement. Following such merger, RPIHCI will cease to exist, and Ralston shall become the direct owner of Agribrands and all other stock interests owned by RPIHCI at the time of the merger. Intercompany debt owed by RPIHCI to Ralston at the time of the merger will be paid through the liquidating distribution of RPIHCI's assets to Ralston at such time.

     (m)          Contribution  to Agribrands; Issuance of Notes  Prior to the
                  ----------------------------------------------
Distribution, Ralston shall contribute to Agribrands, as contributions to capital, all of its stock ownership in the following:

(i) Latin American Agribusiness Development Corporation, a Panamanian corporation;
(ii)  Purina  Italia  S.p.A.,  an  Italian  corporation;
(iii  Purina  de  Guatemala,  S.A.,  a  Guatemalan  corporation;
(iv)  Purina  Colombiana  S.A.,  a  Colombian  corporation;
(v)  Purina  de  Venezuela,  C.A.,  a  Venezuelan  corporation;
(vi)  Purina  Peru  S.A.,  a  Peruvian  corporation;
(vii)  Agri  International  Holding  Company  Inc.,  a  Delaware  corporation;
(viii)  Industrias  Purina,  S.A.  de  C.V,  a  Mexican  corporation;
(ix)  Purina  Espana,  S.A.,  a  Spanish  corporation;
(x)  Ralston  Purina  France,  a  French  corporation;
(xi)  Purina  Besin  Maddeleri  Sanayi VE Ticaret A.S., a Turkish corporation;
(xii)  AGX  Services,  Inc.,  a  Delaware  corporation;
(xiii)  Purina  Nanjing  Feedmill  Company  Limited,  a  Chinese  corporation;
(xiv)  Purina  Yantai  Feedmill  Company  Ltd,  a  Chinese  corporation;
(xv)  Purina  Fushun  Feedmill  Company,  Ltd.,  a  Chinese  corporation;
(xvi) Agribrands Purina (Langfang) Feedmill Company, Ltd., a Chinese corporation;
(xvii)  Purina  Philippines,  Inc.,  a  Philippines  corporation;
(xviii) Purina Hungaria Animal Feed and Trading Company Limited, a Hungarian corporation;
(xix) Purina Portugal Alimentacao e Sanidade Animal Lda., a Portuguese corporation.

In partial consideration for the contribution by Ralston to Agribrands or Agri International Holding Company, Inc. of the stock of each majority-owned foreign subsidiary as set forth in Sections 2.01 (j) and (m), Agribrands or, as applicable, Agri International Holding Company, Inc. shall issue to Ralston a separate Agribrands Note with respect to such subsidiary. Each Agribrands Note shall be in the principal amount of US$100, bear interest at the rate of 6% per annum and be payable in a lump sum on September 30, 1998. Ralston shall thereafter transfer the Agribrands Notes to one or more members of the Ralston Group as payment against outstanding indebtedness which is owed to such member or members by Ralston and is reflected in interest-bearing intercompany accounts.

     2.02      Issuance of Stock.  Prior to the Distribution Date, the parties
               -----------------
hereto  shall  take  all  steps  necessary  so  that  immediately prior to the
Distribution Date, the number of shares of Agribrands Stock outstanding and held by Ralston shall equal the number of shares necessary to effect the Distribution. The Distribution shall be effected by distributing, on a pro rata basis to every holder of Ralston Stock, one share of Agribrands Stock for every ten (10) shares of Ralston Stock held as of the Record Date.

     2.03          Share Purchase Rights Agreement; Articles of Incorporation;
                   -----------------------------------------------------------
Bylaws. Prior to the Distribution Date, Agribrands shall adopt an Agribrands Rights Agreement in substantially the form filed with the SEC as an exhibit to the Form 10, and the Board of Directors of Agribrands shall authorize a distribution of one Right to every share of outstanding Agribrands Stock, such distribution to occur prior to the Distribution. Ralston and Agribrands shall take all action necessary so that, at the Distribution Date, the Articles of Incorporation and Bylaws of Agribrands shall be substantially in the forms filed with the SEC as exhibits to the Form 10.

     2.04          Transfer  of  Assets;  Assumption  of  Liabilities.
                   --------------------------------------------------

     (a) Prior to the Distribution Date, the parties hereto shall also take all action necessary to convey, assign and transfer to Agribrands, effective as of the Distribution Date, all of the right, title and interest of Ralston or its Affiliates in the Agribusiness Assets and to convey, assign and transfer to Ralston or its Affiliates all of the right, title and interest of any member of the Agribusiness Group to the Ralston Assets. Effective as of the Distribution, Ralston shall contribute to Agribrands the capital stock of the Subsidiaries of Agribrands listed in Section 2.01(m), and Agribrands shall become the beneficial owner of all of the Agribusiness Assets. Ralston and Agribrands shall cooperate in estimating the appropriate amount of Cash to be transferred to Agribrands on or before March 31, 1998 to cause Agribrands and its Affiliates to hold, as of the Distribution Date, Cash in an amount equal to the Agribrands Cash Holdings, which shall be defined as: the sum of (i) Cash in an amount equal to the outstanding Indebtedness of Agribrands as of the Distribution, (ii) US$25 million, and (iii) the Agribrands Asset Purchase Price; less (iv) the Ralston Stock and Asset Purchase Prices, (v) US$125,000, representing the first year administration costs for the Agribrands credit facility paid by Ralston prior to the Distribution, and (vi) any amounts (valued in US dollars at the time Ralston satisfies any such obligation)
Ralston becomes obligated, on or prior to May 31, 1998, to pay to third parties in connection with its guarantee of certain third-party indebtedness, letters of credit and other credit supports of Purina Korea, Inc. Ralston shall transfer such estimate of Cash to Agribrands no later than March 31, 1998. To the extent it is determined that Agribrands has, as of the Distribution Date, inventory valued in excess of (or less than) US$20 million, the Agribrands Cash Holdings target shall be reduced by an amount equal to such excess (or be increased by an amount equal to the shortfall).

Effective as of the Distribution Date, Ralston and its Affiliates shall become the beneficial owners of all of the Ralston Assets. The parties acknowledge that formal actions to effect fully such transfers of Assets may not be completed by the Distribution Date, but that the entire beneficial title and interest in and to each Asset shall pass to Agribrands or to Ralston, as the case may be, as of the Distribution Date. The parties shall take such action as is necessary in their reasonable discretion, whether before or after the Distribution Date, to complete the transfer of the Agribusiness Assets to Agribrands and the Ralston Assets to Ralston, as the case may be, and each party shall cooperate fully with the other in such regard.

     (b) As of the Distribution Date, Agribrands and Ralston and, as appropriate, other members of their respective Groups, shall assume or retain all of the Liabilities, with respect to Agribrands, of the Agribusiness and Former Agribusinesses and, with respect to Ralston, of the Ralston Business and Former Ralston Businesses, of whatsoever type or nature, arising exclusively out of or associated exclusively with the ownership of the Assets of such Businesses or Former Businesses or the operation of such Businesses or Former Businesses prior to the Distribution, whether such Liabilities become known prior to or after, or are asserted prior to or after, the Distribution. Agribrands and its Affiliates and Ralston and its Affiliates shall assume a share of any Shared Liability in proportion, as applicable, to their respective ownership of the applicable assets, control of affected operations or employment of affected individuals. Notwithstanding the foregoing, effective as of the Distribution Date, Agribrands or another member of the Agribusiness Group shall assume Liabilities specifically described in any other provision of this Agreement or any Ancillary Agreement, and Liabilities described on Schedule 2.04(b)(1) to this Agreement. Ralston and members of the Ralston Group shall, except as qualified hereinabove, retain or assume (i) the Liabilities specifically described in this Agreement or any Ancillary Agreement, and (ii) the Liabilities specifically described on Schedule 2.04(b)(2) to this Agreement.

     (c) The parties agree and acknowledge that the assumption by Agribrands or other members of the Agribusiness Group or Ralston or other members of the Ralston Group, as the case may be, of all such Liabilities described herein is part of a single plan to transfer the Agribusiness and the Agribusiness Assets to Agribrands as of the Distribution Date. With regard to that plan, the parties further agree that (i) the entire beneficial title and interest in and to each and all of the Agribusiness Assets shall, regardless of when legal title to any such asset is in fact transferred to Agribrands or its Subsidiaries, remain in Ralston until the Distribution Date at which time all beneficial title and interest in all of the Agribusiness Assets will pass to Agribrands, and all title and interest in and to each and all of the Ralston Assets which is owned by a member of the Agribusiness Group prior to the Distribution Date shall, regardless of when legal title to any such asset is in fact transferred to Ralston or its Subsidiaries after the Distribution Date, be beneficially owned by Ralston; (ii) the economic burden of the assumption by the members of the Agribusiness Group or the Ralston Group, as the case may be, of each and all of the Liabilities described herein shall pass to the Agribusiness Group or the Ralston Group, as the case may be, as of the Distribution Date, regardless of when Agribrands or any other member of the Agribusiness Group or Ralston or any other member of the Ralston Group, as the case may be, in fact assumes or becomes legally obligated to the obligee of any one or more of such Liabilities; and (iii) all operations of the Agribusiness shall be for the account of Ralston through 12:01 a.m. on the Distribution Date and shall be for the account of Agribrands thereafter.

     (d) Ralston and Agribrands shall, and shall cause their Affiliates to, execute prior to, or as soon as practicable following, the Distribution Date, such additional agreements and arrangements as may be necessary or appropriate
(i) to effect the restructuring transactions set forth in Section 2.01; (ii) to transfer to the appropriate member of the Agribusiness Group or Ralston Group such local product registrations, franchises, licenses, and any other governmental authorizations or other rights owned or held by Ralston, Agribrands or their respective Groups that are necessary to the conduct of their Businesses in such jurisdiction; (iii) to make all such further assignments and do all such other acts as are necessary or desirable to carry out the intent of the parties that each of the Businesses, as a going concern, be fully vested in the appropriate party as of the Distribution Date and operated for its benefit and burden as of 12:01 a.m.; and (iv) to provide for, and negotiate in good faith, such other agreements and arrangements relating to the foregoing as the parties deem appropriate, including but not limited to any such agreements or arrangements relating to the treatment of employees, benefit plans and taxes.

     (e) If any Agribusiness Asset or Ralston Asset is not owned, respectively, by a member of the Agribusiness Group or Ralston Group or leased from a third party or governmental entity by a member of the appropriate Group, as of the Distribution Date, Ralston and Agribrands shall use their reasonable best efforts to transfer, assign and deliver such assets or leases to the appropriate member of the other Group as soon as practicable thereafter. Prior to such transfer or assignment, Ralston or Agribrands, as the case may be, shall use its reasonable best efforts to give the benefits of ownership of such Assets to the appropriate member of the other Group. The entire economic beneficial interest in and to, and the risk of loss with respect to, such Assets shall, regardless of when legal title thereto shall be transferred to the appropriate member of the Agribusiness or Ralston Group, pass to those entities as of the Distribution. Ralston and Agribrands shall, or shall cause their Affiliates to, hold such Assets for the benefit and risk of the other and shall cooperate with the other in any lawful and reasonable arrangements designed to provide the benefits of ownership of the Assets to it, including but not limited to properly recording evidence of such beneficial ownership and risk of loss with appropriate governmental entities as required by applicable law. In the event that the legal interest in such Assets or any claim, right or benefit arising thereunder or resulting therefrom, is not capable of being sold, assigned, transferred or conveyed hereunder as a result of the failure to receive any consents or approvals required for such transfer, then the legal interest in such Assets shall not be sold, assigned, transferred or conveyed unless and until approval, consent or waiver thereof is obtained. Ralston and Agribrands shall, or shall cause their Affiliates, at their expense, to use reasonable best efforts to cooperate in obtaining such consents or approvals as may be necessary to complete such transfers and to obtain satisfaction of conditions to transfer as soon as practicable. Nothing in this Agreement shall be construed as an attempt to assign to a member of the Agribusiness Group or the Ralston Group any legal interest in such Assets which, as a matter of law or by the terms of any legally binding contract, engagement or commitment to which the legal owner is subject, is not assignable without the consent of any other Person, unless such consent shall have been given.

     (f) After the Distribution Date, Ralston and Agribrands shall cause such Assets (including the capital stock of any Affiliates) which are beneficially owned by the other party to be managed at the direction of the beneficial owner pursuant to one or more Operating Agreements until such Assets are actually legally transferred and conveyed. Without limiting the foregoing, all revenues, earnings and cash flows associated with the Assets following the Distribution Date shall be for the account of the beneficial owner but shall be retained by the respective legal owner until the transfers are legally effected. Following the Distribution Date, neither Ralston nor Agribrands shall be required to lend, advance, contribute or use any of its own funds in connection with the operations of such Assets except to the extent contemplated by the Operating Agreements.

     (g) Ralston and Agribrands shall cooperate after the Distribution Date in determining the actual Indebtedness of Agribrands and Cash held by Agribrands and its Affiliates as of the Distribution in order to calculate the Agribrands Cash Holdings and to determine any further transfers of Cash required between the parties. For purposes of this determination, foreign currency shall be valued in US dollars based on foreign exchange rates for March 31, 1998 as published in the Wall Street Journal. Ralston shall have the opportunity to review, to its satisfaction, the books and records of
Agribrands and its Affiliates, bank records, loan documentation and other relevant materials in order to enable Ralston to verify any amounts to be
transferred,  and  Agribrands  shall  cooperate  in  Ralston's  review.    A
preliminary determination of the actual Cash and Indebtedness of Agribrands as of the Distribution shall be made no later than 60 days after the Distribution Date in order to make a preliminary adjustment of Cash from Ralston to Agribrands or vice versa, as the findings warrant. Payment of such preliminary adjustment shall be made within two (2) Business Days of such determination. To the extent that it is determined for such preliminary adjustment that, at the Distribution Date, Agribrands and its Affiliates held Cash in excess of the Agribrands Cash Holdings amount, Agribrands shall remit such excess to Ralston in US dollars; or, if Agribrands and its Affiliates held Cash less than the Agribrands Cash Holdings amount, Ralston shall pay such difference to Agribrands in US dollars. Such amounts shall be increased by an amount equal to interest accrued on such unpaid excess (or shortfall, as applicable) at LIBOR plus 25 basis points for the period from the Distribution Date until the date such preliminary adjustment is paid to the party to which it is owed; provided that, amounts that may be owed by Ralston to Agribrands shall not be increased by such interest factor to the extent they relate to Indebtedness of Agribrands arising out of third-party borrowings by Purina Korea, Inc. that have been guaranteed by Ralston for a period up to 60 days after the Distribution Date.

No later than July 31, 1998, upon final review and audit of the books and records of Agribrands and its Affiliates, Ralston and Agribrands shall make, if necessary, a second and final adjustment to the Cash held by Agribrands. The final adjustment payment shall be increased by an amount equal to interest accrued on such adjustment at the transferring party's average cost of debt plus 200 basis points for the period from the date of the initial adjustment payment until the date such final payment is made.

     (h) Ralston shall pay to Agribrands in US dollars, at the time of payment of each of the Ralston Stock and Asset Purchase Prices to Agribrands, an additional lump sum equal to interest on such purchase price, denominated in US dollars at the time of payment to Agribrands, accrued at the rate of 6-1/2% per annum, for the period beginning on the Distribution Date to the date such purchase price is paid to Agribrands.

     2.05     Conduct of Business Pending the Distribution Date.  Prior to the
              -------------------------------------------------
Distribution Date, the Agribusiness shall be operated for the sole benefit of Ralston.

     2.06          Registration  and Listing.  Prior to the Distribution Date:
                   -------------------------

     (a) Ralston and Agribrands shall prepare, and Agribrands shall file with the SEC, a Registration Statement on Form 10 pursuant to Section 12(b) of the Exchange Act with respect to the Agribrands Stock and associated Rights. Ralston and Agribrands shall use reasonable efforts to cause the Form 10 to become effective under the Exchange Act, and, following such effectiveness, Ralston shall mail the Information Statement to the holders of record of Ralston Stock as of the close of business on the Record Date.

     (b) The parties hereto shall take all such actions as may be necessary or appropriate under state securities and Blue Sky laws in connection with the Distribution.

     (c) Ralston and Agribrands shall prepare, and Agribrands shall file and seek to make effective, an application for the listing of the Agribrands Stock and associated Rights on the NYSE.

                                  ARTICLE III

                               THE DISTRIBUTION

     3.01      Record Date and Distribution Date.  Subject to the satisfaction
               ---------------------------------
of the conditions set forth in Section 12.01, the Ralston Board shall establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. The determination of record holders of Ralston Stock on the Record Date shall be as of 12:01 a.m. on the Distribution Date, and the Distribution shall also be effective as of 12:01 a.m. on the Distribution Date.

     3.02       Distribution.  Ralston shall distribute all of the outstanding
                ------------
shares of Agribrands Stock to holders of record of Ralston Stock on the Record Date on the basis of one share of Agribrands Stock for each ten (10) shares of Ralston Stock outstanding as of 12:01 a.m. on the Record Date, subject to the treatment of fractional shares set forth in Section 3.03. All shares of Agribrands Stock issued in the Distribution shall be duly authorized, validly issued, fully paid and nonassessable.

     3.03       Payment in Lieu of Fractional Shares.  No fractional shares of
                ------------------------------------
Agribrands Stock shall be issued in the Distribution. In lieu thereof, a distribution agent will aggregate fractional shares into whole shares and sell them in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests, and such distribution agent shall remit to each holder of Ralston Stock who would otherwise be entitled to receive such fractional shares a cash payment equal to such holder's pro rata share of the total gross sale proceeds (after making appropriate deductions of the amount required for Federal tax withholding purposes). Ralston shall bear the cost of commissions incurred in connection with such sales.





                                  ARTICLE IV

                                INDEMNIFICATION

     4.01          Indemnification.
                   ---------------

     (a) From and after the Distribution Date, Ralston agrees to indemnify and hold harmless Agribrands against and in respect of any and all Liabilities assumed or retained by Ralston pursuant to Section 2.04(b) of this Agreement or related to, arising from, or associated with:

          (i) any breach or violation of any covenant made in this Agreement or any Ancillary Agreement by Ralston or any of its Subsidiaries;

          (ii) any Third-Party Claim relating to the actions of the Ralston Board in authorizing the Distribution;

          (iii) the ownership, use or possession of the Ralston Assets or the operation of the Ralston Business or Former Ralston Businesses, whether relating to or arising out of occurrences prior to or after the Distribution, except to the extent liability therefor is assumed or retained by Agribrands or another member of the Agribusiness Group pursuant to Section 2.04(b) of this Agreement; and all operations conducted by Ralston, its successors and their Affiliates following the Distribution.

          (iv) with respect to employee benefit plans sponsored by Ralston, Ralston's failure to comply with the provisions of ERISA or the Code;

          (v) any violations of the Code, or of federal or state securities laws, in connection with the Distribution, the Information Statement and Form 10 or any filings made with governmental agencies with respect thereto, except to the extent that such violations, or allegations of violations, result from or are related to the disclosure to Ralston's corporate staff of information, or failure to disclose information, by officers, directors, employees, agents, consultants or representatives of the Agribusiness.

     Any indemnification provided for under this Section shall, to the extent legally permissible, also be deemed to extend to other members of the Agribusiness Group, Affiliates, Agribusiness Employees, directors, Plan fiduciaries, shareholders, agents, consultants, representatives, successors, transferees and assigns of Agribrands or members of the Agribusiness Group.

     (b) From and after the Distribution Date, Agribrands agrees to indemnify and hold harmless Ralston against and in respect of all Liabilities assumed or retained by Agribrands or another member of the Agribusiness Group pursuant to
Section 2.04(b) of this Agreement or related to, arising from, or associated with:

          (i) any breach or violation of any covenant made in this Agreement or any Ancillary Agreement by Agribrands or any of its Subsidiaries or Affiliates;

          (ii) the ownership, use or possession of the Agribusiness Assets or the operation of the Agribusiness or Former Agribusinesses, whether relating to or arising out of occurrences prior to or after the Distribution, except to the extent liability therefor is assumed or retained by Ralston or another member of the Ralston Group pursuant to Section 2.04(b) of this Agreement; and all operations conducted by Agribrands, its successors and their Affiliates following the Distribution.

          (iii) with respect to employee benefit plans sponsored by Agribrands, Agribrands' failure to comply with the provisions of the plan, ERISA or the Code;

          (iv) any violation or allegations of violations of federal or state securities laws in connection with the Distribution, the Information Statement and Form 10 or any filings made with governmental agencies with respect thereto, to the extent that such violations, or allegations of violations, result from or are related to, the disclosure to Ralston's corporate staff of information, or failure to disclose information, by officers, directors, employees, agents, consultants or representatives of the Agribusiness; and

          (v) any continuing guarantee by Ralston of any obligation of Agribrands or its Affiliates.

     Any indemnification provided for under this Section shall, to the extent legally permissible, also be deemed to extend to other members of the Ralston Group, Affiliates, Ralston Employees, directors, Plan fiduciaries, shareholders, agents, consultants, representatives, successors, transferees and assigns of Ralston or members of the Ralston Group.

     Notwithstanding the foregoing, neither party shall have any obligation to indemnify the other for a single Liability of less than US$10,000.

     4.02         Actions and Claims Other Than Third-Party Claims; Notice and
                  ------------------------------------------------------------
Payment. Upon obtaining knowledge of any Action, Liability or claim, other than Third-Party Claims, which any Person entitled to indemnification (the "Indemnitee") believes may give rise to any Indemnifiable Loss, the Indemnitee shall promptly notify the party liable for such indemnification (the "Indemnitor") in writing of such Action or claim (such written notice being hereinafter referred to as a "Notice of Claim"); provided, however, that failure of an Indemnitee timely to give a Notice of Claim to the Indemnitor shall not release the Indemnitor from its indemnity obligations set forth in this Article IV except to the extent that such failure increases the amount of indemnification which the Indemnitor is obligated to pay hereunder, in which event the amount of indemnification which the Indemnitee shall be entitled to receive shall be reduced to an amount which the Indemnitee would have been entitled to receive had such Notice of Claim been timely given. A Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such Action, Liability or claim giving rise to a right of indemnification. The Indemnitor shall have ninety (90) Business Days after receipt of a Notice of Claim to notify the Indemnitee whether or not it disputes its liability to the Indemnitee with respect to such Action, Liability or claim or the amount thereof, and setting forth the basis for such objection. If the Indemnitor fails to respond to the Indemnitee within such ninety (90) Business Day period, the Indemnitor shall be deemed to have acknowledged its responsibility for such Indemnifiable Loss. If such Indemnifiable Loss is not contested, the Indemnitor shall pay and discharge any such Indemnifiable Loss within one hundred twenty (120) Business Days after its receipt of a Notice of Claim.

     4.03          Insurance and Third-Party Obligations.  Any indemnification
                   -------------------------------------
otherwise payable pursuant to Section 4.01 shall be reduced by the amount of any insurance or other amounts (net of deductibles and allocated paid loss retro-premiums) that would be payable by any third party to the Indemnitee or on the Indemnitee's behalf in the absence of this Agreement. It is expressly agreed that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims for which it is obligated, or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

     4.04          Third-Party  Claims; Notice, Defense and Payment.  Promptly
                   ------------------------------------------------
following the earlier of (i) receipt of notice of the commencement of a Third-Party Claim or (ii) receipt of information from a third party alleging the existence of a Third-Party Claim, any Indemnitee who believes that it is or may be entitled to indemnification by any Indemnitor under Section 4.01 with respect to such Third-Party Claim shall deliver a Notice of Claim to the Indemnitor. Failure of an Indemnitee timely to give a Notice of Claim to the Indemnitor shall not release the Indemnitor from its indemnity obligations set forth in this Section 4.04 except to the extent that such failure adversely affects the ability of the Indemnitor to defend such Action, Liabilities or claim or increases the amount of indemnification which the Indemnitor is obligated to pay hereunder, in which event the amount of indemnification which the Indemnitee shall be entitled to receive shall be reduced to an amount which the Indemnitee would have been entitled to receive had such Notice of Claim been timely given. Indemnitee shall not settle or compromise any Third-Party Claim in an amount in excess of US$10,000 prior to giving a Notice of Claim to Indemnitor at least twenty (20) Business Days in advance of such settlement. In addition, if an Indemnitee settles or compromises any Third-Party Claims prior to giving such Notice of Claim to an Indemnitor, the Indemnitor shall be released from its indemnity obligations to the extent that the Indemnitor can sustain the burden of proving that such settlement or compromise was not made in good faith and was not commercially reasonable. Within ninety (90) days after receipt of such Notice of Claim (or sooner if the nature of such Third-Party Claim so requires), the Indemnitor may (A) by giving written notice thereof to the Indemnitee, acknowledge liability for, and at its option elect to assume, the defense of such Third-Party Claim at its sole cost and expense or (B) object to the claim of indemnification set forth in the Notice of Claim delivered by the Indemnitee; provided that if the Indemnitor does not within the same ninety (90) day period give the Indemnitee written notice either objecting to such claim and setting forth the grounds therefor or electing to assume the defense, the Indemnitor shall be deemed to have acknowledged its responsibility to accept the defense and its ultimate liability, if any, for such Third-Party Claim. Any contest of a Third-Party Claim as to which the Indemnitor has elected to assume the defense shall be conducted by attorneys employed by the Indemnitor and reasonably satisfactory to the Indemnitee; provided that the Indemnitee shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnitee's sole cost and expense. If the Indemnitor assumes the defense of a Third-Party Claim, the Indemnitor may settle or compromise the Third-Party Claim without the prior written consent of Indemnitee; provided that the Indemnitor may not agree to any such settlement pursuant to which any such remedy or relief, other than monetary damages for which the Indemnitor shall be responsible hereunder, shall be applied to or against the Indemnitee, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. If the Indemnitor does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification under Section 4.01, the Indemnitee may require the Indemnitor to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee, provided that the Indemnitor shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall pay to the Indemnitee in cash the amount for which the Indemnitee is entitled to be indemnified (if any) within thirty (30) days after the final resolution of such Third-Party Claim (whether by settlement, a final nonappealable judgment of a court of competent jurisdiction or otherwise) or, in the case of any Third-Party Claim as to which the Indemnitor has not acknowledged liability, within thirty (30) days after such Indemnitor's objection has been resolved by settlement, compromise or arbitration pursuant to the provisions of Article XI of this Agreement.

     4.05          Remedies Cumulative; Survival of Indemnities.  The remedies
                   --------------------------------------------
provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnitor. The obligations of each of the Ralston Group and the Agribusiness Group under this Article IV shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any claim of the other for any Indemnifiable Losses related to such assets, businesses or Liabilities.

                                   ARTICLE V

                         CERTAIN ADDITIONAL COVENANTS

     5.01         Non-Competition.  (a)  In light of the extensive affiliation
                  ---------------
among Ralston, Agribrands and their respective Affiliates, and in order to secure the benefit of the good will previously associated with Ralston's business, which is being transferred to Agribrands, and to maintain the good will associated with those businesses being retained by Ralston, and to secure the good will previously associated with that portion of Agribrands' business which is being assumed by Ralston, all as provided in the terms of this Agreement; and in light of the continuing relationship among the parties, as provided in the Ancillary Agreements; the parties mutually agree that, except as otherwise provided in this Section 5.01, for the period ending on the fifth anniversary of the Distribution Date (except with respect to obligations under the Agreement and Plan of Merger and Exchange dated as of December 2, 1997, by and among E. I. du Pont de Nemours and Company, Ralston and certain of their affiliates (the "DuPont Agreement"), which obligations shall continue for the period specified in the DuPont Agreement):

          (i) Neither Ralston, nor any of its Affiliates, nor any of their successors or successive successors, shall, directly or indirectly, own, operate, manage, participate as a partner or co-venturer in, or otherwise engage in the business of the manufacture, distribution or sale of feeds for horses, commercial livestock, commercial poultry, laboratory animals, zoo animals, wild birds and game, rabbits, animals raised for fur, or fish, reptiles and shellfish raised in commercial aquaculture facilities; or in the business of providing services or facilities to the foregoing classes of animals and fish (collectively, the foregoing are hereafter termed the "Protected Agribrands Business").

          (ii) Neither Agribrands, nor any of its Affiliates, nor any of their successors or successive successors shall, directly or indirectly, own, operate, manage, participate as a partner or co-venturer in, or otherwise engage in the manufacture, distribution or sale of foods or feeds for pets, pet products, pet supplies, pet accessories, litter or personal care products for cats, dogs or other pets; provided that:

               A. Agribrands and its Affiliates in Canada may manufacture and sell, solely under trademarks authorized by the Trademark Agreement and solely in Canada, those pet food products which they were manufacturing and selling at the date of this Agreement (the commercial and nutritional characteristics of which and their present composition being set forth on Schedule 5.01(a)(ii)(A) to this Agreement) and without the prior written consent of Ralston, the commercial and nutritional characteristics of such products shall not be changed, and the composition of such products shall not be changed materially.

               B. Agribrands and its Affiliates may distribute any pet food purchased from Ralston, it being expressly agreed that Ralston may, in its sole discretion, refuse to supply or limit the supply of such pet foods to Agribrands or any of its Affiliates at any time and in any country; provided that, should Ralston refuse to supply any of the following products to Agribrands and its Affiliates in any country, then Agribrands and its Affiliates may manufacture (and distribute only a product of its own manufacture) in any such country--

          1) not more than one (1) brand (which brand shall be owned solely by Agribrands or its Affiliates) of dry dog food, which shall be formulated to provide sufficient nutritional properties as are then deemed adequate to maintain an adult dog under standards promulgated by AAFCO, which in no case shall contain more than 18% protein and 8% fat (both as reflected in the guaranteed analysis or average analysis), which shall be formulated so that the top three (3) ingredients of the ration are not animal-, poultry-, or fish-based protein ingredients, and which shall possess a CME of no more than 3500 kilocalories per kilogram ("KCal/Kg");

          2) not more than one (1) brand (which brand shall be owned solely by Agribrands or its Affiliates) of dry puppy food, which shall be formulated to provide sufficient nutritional properties as are then deemed adequate for the growth of puppies under standards promulgated by AAFCO, which shall in no case contain more than 22% protein and 9% fat (as reflected on the same basis), which shall be formulated so that the top three (3) ingredients of the ration are not animal-, poultry-, or fish-based protein ingredients, and which shall possess a CME of no more than 3700 KCal/Kg; and

          3) not more than one (1) brand (which brand shall be owned solely by Agribrands or its Affiliates) of dry cat food, which shall be formulated to provide sufficient nutritional properties as are then deemed adequate to maintain an adult cat under standards promulgated by AAFCO, which shall in no case contain more than 28% protein and 10% fat (as reflected on the same basis), which shall be formulated so that the top three ingredients of the ration are not animal-, poultry- or fish-based protein ingredients, and which shall possess a CME of no more than 3600 KCal/Kg.

               C. With respect to all products described in sub-Section 5.01(ii)(B), Ralston shall be deemed to have "refused" to supply any such products only if Ralston and Agribrands have failed, following good faith negotiations which shall be conducted within sixty (60) days following written notice from Agribrands to Ralston, to agree on mutually acceptable terms for the supply of any such products to Agribrands or its Affiliates by Ralston.

               D. Neither Agribrands, nor any of its Affiliates, nor any of their successors nor successive successors, shall directly or indirectly solicit, offer for sale, sell, distribute, encourage the sale, or be otherwise involved in any distribution of any dog or cat food products to any Person outside the "Agricultural Channel," which Channel shall consist exclusively of:

          1) Persons outside the United States principally (i.e., more than one-half of the monthly gross sales of which are generated by) engaged in the resale of formulated livestock and poultry feeds (exclusive of dog and cat foods);

          2) Persons outside the United States principally engaged in the resale of farm supplies, farm equipment, and/or animal feeds other than dog or cat foods, provided that no less than seventy-five per cent (75%) of the monthly gross animal feed sales of any such Person consists of feeds for animals other than dogs and/or cats; and

          3) Persons outside the United States who are, at the date of this Agreement, customers of Agribrands or any of its Affiliates (except that if such customers purchase, prior to the Distribution Date, only products other than dog or cat food from Agribrands or its Affiliates, then after the Distribution Date, such customers shall not be considered customers of Agribrands or its Affiliates under this subsection 3), provided that, should any such Persons change either the location or the nature of their present business activities, or experience a direct or indirect change of control by any means, then in either case such Person shall be deemed removed from the Agricultural Channel promptly upon written notice from Ralston to Agribrands.

               E. Agribrands, its Affiliates, and their successors and successive successors:

          1) shall not solicit sales of any dog or cat food products in or into the United States, or to any purchaser outside the Agricultural Channel;

          2) shall not develop, encourage, assist or participate in any sales of such products in or into the United States, or outside the Agricultural Channel; and

          3) shall use their best efforts, including but not limited to ceasing to sell dog and cat foods to any Person, to deter any sales of such products in or into the United States, or outside the Agricultural Channel, by any such Person.

          (iii) Neither Agribrands, nor any of its Affiliates, nor any or their successors or successive successors, shall, directly or indirectly, own, operate, manage, participate as a partner or co-venturer in, or otherwise engage in:

               A. the business of the manufacture, sale or distribution of primary or rechargeable batteries, lighting products or devices; or

               B. any activities which are proscribed as to Ralston or its Affiliates under the terms of Section 6.10 of the DuPont Agreement, the terms of which are hereby acknowledged as binding upon Agribrands and its Affiliates, and their successors and successive successors.

The businesses defined in sub-paragraphs (ii) and (iii) of this Section 5.01 of this Reorganization Agreement, are hereafter termed the "Protected Ralston Business."

     (b)          The  proscriptions contained in sub-sections (i) and (ii) of
Section 5.01(a) of this Reorganization Agreement shall not be interpreted to prevent:

          (i) either Agribrands or Ralston, or any of their Affiliates, or any of their successors or successive successors, respectively, from the acquisition and ownership of no more than fifteen per cent (15%) of either a voting or equity interest in a Person engaged in either the Protected Ralston Business or the Protected Agribrands Business; or

          (ii) either Agribrands or Ralston, or any of their Affiliates, or any of their successors or successive successors, respectively, from the acquisition or ownership of any interest in a Person engaged in either a Protected Ralston Business or Protected Agribrands Business if no more than ten per cent (10%) of such Person's gross sales (as reflected in its most recent regularly prepared financial statements) are derived from either the Protected Ralston Business or the Protected Agribrands Business, as the case may be.

     (c) If any Person who is not at the date of this Agreement an Affiliate of Ralston or Agribrands, respectively, should acquire (by any means, including but not limited to operation of law) a voting or equity interest of twenty per cent (20%) or more in either Ralston or Agribrands, then the other shall be relieved of its responsibilities under this Section 5.01, except that Agribrands, its Affiliates, and their successors and successive successors shall continue to observe and be bound by the terms of Section 6.10 of the DuPont Agreement.

     (d) Without limiting the remedies otherwise available to either party, the parties expressly agree that (i) damages at law for breach of this Agreement would be an inadequate remedy, and that either party would be subjected to irreparable harm upon breach by the other, and is entitled to injunctive or other equitable relief upon breach or threatened breach by the other; and (ii) since equitable relief may not be available in the jurisdiction in which such breach or threatened breach has occurred, the party against whom such breach or threatened breach has occurred may cancel all or any of the Ancillary Agreements upon such breach or threat thereof; provided, however, that neither party shall be entitled to invoke any of the remedies provided in this Section 5.01(d) unless it has given written notice of such alleged breach or threat thereof to the other party, and the other party has failed to cure such breach or threat thereof to the reasonable satisfaction of the notifying party within sixty (60) days of its receipt of such notice.

     (e) If any of the provisions of this Section 5.01 are held by a court or governmental authority of competent jurisdiction to be unenforceable as written, then any such provision shall be deemed automatically amended so that it is enforceable to the maximum extent permissible under the laws and public policy of the applicable jurisdiction or authority. The provisions of this
Section 5.01 are severable and this Section 5.01 shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in this Section 5.01, and partially valid or enforceable provisions shall be enforceable to the extent they are valid or enforceable.

     5.02      Further Assurances.  Each party hereto shall cooperate with the
               ------------------
other parties, and execute and deliver, or use its best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other Person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transfers of Assets and Liabilities and the other transactions contemplated hereby or in any of the Ancillary Agreements. If any such transfer of Assets or Liabilities is not consummated prior to or on the Distribution Date, then the party hereto retaining such Asset or Liability shall thereafter hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto), or shall retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and shall take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as if such Asset or Liability had been transferred as contemplated hereby. If and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties hereto agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership of all of the Agribusiness Assets, or Ralston Assets, as the case may be, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, that such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     5.03        Agribrands Board.  Prior to the Distribution Date, Agribrands
                 ----------------
shall take such actions as are necessary so that its Board of Directors is comprised of those individuals named as directors in the Form 10.

     5.04          Contractual  Arrangements.
                   -------------------------

     (a) Effective as of the Distribution Date, Ralston and Agribrands shall enter into a tax sharing agreement, substantially in the form attached to this Agreement as Exhibit A ("Tax Sharing Agreement").

     (b) Effective as of the Distribution Date, Ralston and Agribrands shall enter into a bridging services agreement, substantially in the form attached to this Agreement as Exhibit B ("Bridging Services Agreement").

     (c) Effective as of the Distribution Date, Ralston and Agribrands shall enter into a trademark agreement, substantially in the form attached to this Agreement as Exhibit C ("Trademark Agreement").

     (d) Effective as of the Distribution Date, Ralston and Agribrands shall enter into a technology license agreement, substantially in the form attached to this Agreement as Exhibit D ("Technology Transfer and License Agreement").

     (e) Effective as of the Distribution Date, Ralston and Agribrands shall enter into certain toll-milling agreements, substantially in the forms attached to this Agreement as Exhibit E-1 and E-2 ("Toll-Milling Agreement").

     (f) Effective as of the Distribution Date, Ralston and Agribrands shall enter into certain agreements for the purchase and sale of the assets and liabilities or stock of an agribusiness or pet products enterprise, substantially in the forms attached to this Agreement as Exhibits F-1 and F-2 ("Enterprise Purchase Agreements").

     (g) Effective as of the Distribution Date, Ralston and Agribrands shall enter into certain operating agreements, substantially in the form attached to this Agreement as Exhibit G ("Operating Agreement").





     5.05          Cash  Management  and  Intercompany  Accounts.
                   ----------------------------------------------

     (a) Through and including 12:01 a.m. local time on the Distribution Date, Ralston and Agribrands shall continue to employ cash management and other business practices with respect to the Agribusiness that are consistent with those practices historically employed.

     (b) All bank accounts used exclusively in the Agribusiness, and the balances therein existing as of 12:01 a.m. local time on the Distribution Date, shall be transferred on the Distribution Date to Agribrands or its Subsidiaries or Affiliates. All bank accounts used jointly by a member of the Agribusiness Group and any member of the Ralston Group, and balances therein existing as of the Distribution Date, shall remain with the Ralston Group. Following the Distribution Date, each party shall promptly pay to the other any amounts collected by it through any of its accounts to the extent any of such amounts collected relate exclusively to the Business of the other party.

     (c) All intercompany services provided by the Ralston Group to the Agribusiness Group, and vice versa, shall terminate as of the Distribution Date unless otherwise provided in the Bridging Agreement or any other
Ancillary  Agreement.    Effective  as  of  the  close  of  business  on  the
Distribution Date, all intercompany receivables or payables and loans then existing between any member of one Group and any member of the other Group shall be settled or forgiven as set forth on Schedule 5.05(c), except that, unless otherwise provided on Schedule 5.05(c), trade receivables or payables arising out of intercompany sales of inventories or other tangible goods shall be settled in the normal course of business.

                                  ARTICLE VI

                             ACCESS TO INFORMATION

     6.01         Provision of Corporate Records.  Subject to the terms of the
                  ------------------------------
Ancillary Agreements, prior to, or as promptly as practicable after, the Distribution Date, Ralston shall deliver to Agribrands all corporate books and records of Agribrands and its Subsidiaries. Ralston shall also make available for copying or, to the extent not detrimental, in Ralston's reasonable opinion, to the interests of Ralston, originals of all books, records and data reasonably related to the Agribusiness Assets, the Agribusiness, and the Liabilities assumed or retained by Agribrands, including, but not limited to, all books, records and data relating to the purchase of materials, supplies and services, financial results, sale of products, records of the Agribusiness Employees, commercial data, catalogues, brochures, training and other manuals, sales literature, advertising and other sales and promotional materials, maintenance records and drawings, all active agreements, active litigation files and government filings. To the extent that originals of such books, records and data are provided to Agribrands, Agribrands shall provide Ralston copies thereof as reasonably requested in writing by Ralston. Notwithstanding the above, Ralston shall provide copies of customer information, invoices and credit information only to the extent reasonably requested in writing by Agribrands, and Ralston shall provide such copies of all books, records and data only to the extent that such action is not prohibited by the terms of any agreements pertaining to such information or is not prohibited by law. From and after the Distribution Date, all books, records and copies so delivered shall be the property of Agribrands. Notwithstanding the above, Ralston shall not be required to make copies, other than pursuant to Section 6.02 of this Agreement, of any books, records and data which are more than seven years old or which relate to events occurring more than seven (7) years prior to the Distribution Date, or of any portion of any books, records or data to the extent such portion relates exclusively to the Ralston Assets, the Ralston Business or to Liabilities assumed or retained by Ralston.

     6.02        Access to Information.  From and after the Distribution Date,
                 ---------------------
each of Ralston and Agribrands shall afford to the other and to the other's agents, employees, accountants, counsel and other designated representatives, reasonable access and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information ("Information") within such party's possession relating to such other party's businesses, assets or liabilities, insofar as such access is reasonably required by such other party. Without limiting the foregoing, such Information may be requested under this Section 6.02 for audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

     6.03        Retention of Records.  Except as otherwise required by law or
                 --------------------
agreed in writing, or as otherwise provided in the Tax Sharing Agreement, each of Ralston and Agribrands shall retain, for a period of at least seven years following the Distribution Date, all significant Information in such party's possession or under its control relating to the business, assets or liabilities of the other party and, after the expiration of such seven-year period, prior to destroying or disposing of any of such Information, (i) the party proposing to dispose of or destroy any such Information shall provide no less than 30 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of, and (ii) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party proposing to dispose of or destroy such Information promptly shall arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

     6.04         Confidentiality.  From and after the Distribution Date, each
                  ---------------
Group shall hold, in strict confidence, all Information obtained from the other Group prior to the Distribution Date or furnished to it pursuant to this Agreement or any other agreement referred to herein which relates to or concerns the business conducted by such other Group, and such Information shall not be used by it to the detriment of the other Group, or disclosed by it or its agents, officers, employees or directors without the prior written consent of such other Group unless and to the extent that (i) disclosure is compelled by judicial or administrative process or, in the opinion of such Group's counsel, by other requirements of law, or (ii) such Group can show that such Information was (A) available to such Group on a nonconfidential basis prior to its disclosure by the other Group, (B) in the public domain through no fault of such Group, (C) lawfully acquired by such Group from other sources after the time that it was furnished to such Group pursuant to this Agreement or any other agreement referred to herein, or (D) independently developed by such Group. Notwithstanding the foregoing, each Group shall be deemed to have satisfied its obligations of confidentiality under this Section
6.04 with respect to any Information concerning or supplied by the other Group if it exercises substantially the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

     6.05    Reimbursement.    Each  member of any Group providing Information
             -------------
pursuant to Sections 6.02 or 6.03 to any member of the other Group shall be entitled to receive from the recipient, upon presentation of an invoice therefor, payment in U. S. dollars of all out-of-pocket costs and expenses as may reasonably be incurred in providing such Information.


                                  ARTICLE VII

                               EMPLOYEE MATTERS

     7.01          Employee  Liabilities;  Continuation  of  Employment.
                   -----------------------------------------------------

     After the Distribution Date, except as otherwise specifically provided for in this Agreement and Plan of Reorganization, the Agribusiness Group shall be responsible for all employment and benefit liabilities related to the Agribusiness Individuals and the Ralston Group shall be responsible for all employment and benefit liabilities related to the Ralston Individuals, whether arising before, coincident with or after the Distribution. Ralston and Agribrands shall cause each member of their respective Groups to cooperate with the members of the other's Group to effect, as soon as practicable in a cost-effective manner, the transfer of employment, where applicable, of Agribusiness Employees and Ralston Employees to the appropriate Affiliate of either Group.

     7.02          Ralston  Purina  Retirement  Plan.
                   ---------------------------------

     Effective as of the Distribution Date, all Agribusiness Employees who are participants in the Retirement Plan shall cease to accrue benefits under such Plan. Ralston shall retain all assets and liabilities under the Plan associated with such Employees and Former Agribusiness Employees.

     Ralston shall cause the Retirement Plan to be amended, effective as of the Distribution Date, to provide that Agribusiness Employees who are participants in the Plan as of such date who are between 50 and 54 years of age, or who have a combination of age and years of service for vesting purposes greater than or equal to 65, will have the number of years necessary to attain age 55 added for purposes of calculating their age (but not credited service) in determining their accrued benefit under such Plan. Commencement of payment of retirement benefits under the Plan shall be subject to the terms of the Plan, without taking into account the deemed addition of years for purposes of calculation of age.

     7.03          International  Retirement  Plans.
                   --------------------------------

     (a) Canadian Pensions. Effective as of the Distribution Date, the Agribusiness Employees participating in the defined benefit pension plan sponsored by Ralston Purina Canada Inc. (the "Ralston Canadian Pension Plan") shall cease to accrue benefits under such Plan, and all liabilities for benefits accrued by such individuals as of such Distribution Date shall be transferred to a new pension plan (the "Agribrands Canadian Pension Plan") established by Newco Canada, an Affiliate of Agribrands, the terms of which are substantially the same as those of the Ralston Canadian Pension Plan. The Agribrands Canadian Pension Plan shall give the Agribusiness Employees credit, for purposes of eligibility, vesting and benefit accrual, for service with the Ralston Group on or prior to the Distribution Date, to the extent such service was recognized under the Ralston Canadian Pension Plan. For purposes of this
Section 7.03(a), an individual (i) who has been determined to be disabled but who is not as of the Distribution Date receiving benefits from the Ralston Canadian Pension Plan, or (ii) who is in the waiting period prior to a determination of disability shall be deemed to be an Agribusiness Employee and liabilities for benefits accrued by such employees shall be included in the transfer of liabilities with respect to other Agribusiness Employees. Benefits accrued by Former Agribusiness Employees under the Ralston Canadian Pension Plan shall remain liabilities of the Ralston Canadian Pension Plan.

Ralston shall, as soon as practicable after the Distribution Date, cause Ralston Purina Canada Inc. to transfer from the Ralston Canadian Pension Plan to the Agribrands Canadian Pension Plan an amount (the "Transfer Amount") equal to (i) the present value of benefits accrued by the Agribusiness Employees as of the Distribution Date (determined on the greater of an ongoing concern or solvency basis in accordance with plan documents, plan interpretations specified therein and actuarial assumptions as used in the last filed actuarial report adjusted as necessary to comply with legislation and regulatory authorities), plus (ii) a proportionate share of the defined benefit assets held in the Ralston Canadian Pension Plan in excess of the present value of defined benefit liabilities for all participants in the plan as of that date, plus (iii) interest based on the Ralston Canadian Pension Plan rate of return on the Transfer Amount as at the Distribution Date calculated from the Distribution Date to the actual transfer date, less (iv) any expenses, less (v) an adjustment for the value of benefits for Agribusiness Employees who terminate, die or retire after the Distribution Date and prior to the actual transfer date. Such transfer shall be conditioned upon receipt of, and subject to, all requisite governmental and other approvals and consents and if a different Transfer Amount is required by applicable regulatory authorities, an adjustment to the Transfer Amount will be made. Upon completion of the transfer of such assets and liabilities, the Ralston Canadian Pension Plan and the Ralston Group shall have no further liability for pension benefits for the Agribusiness Employees.

     (b) Other Foreign Funded Retirement Plans. With respect to other foreign funded retirement plans in which Agribusiness Employees, Former Agribusiness Employees, Ralston Employees and Former Ralston Employees participate, Agribrands and Ralston shall cooperate in taking such actions as are necessary or desirable to ensure that the assets and liabilities related to the current and former employees, respectively, of the Agribusiness Group and the Ralston Group are transferred to (or retained in, as the case may be) the retirement plan applicable to each such Group's employees or former employees. The amount to be transferred from one defined contribution plan to another shall be equal to the account balances accrued as of the date of transfer. The amount to be transferred from one defined benefit plan to another shall be equal to the present value of benefits accrued by the transferred employees as of the Distribution Date (determined in accordance with plan documents, plan interpretations, actuarial assumptions specified therein, and applicable law), plus a proportionate share of the funds held in the plan in excess of the amount required to satisfy the accumulated benefit obligation for all participants in the plan as of that date. If such defined benefit plan lacks sufficient funds to satisfy the accumulated benefit obligations of all participants in the plan prior to the transfer, then such transfer shall be equal to a share of total assets proportionate to the share of total liabilities being transferred. The transfers of assets and liabilities shall be conditioned upon receipt of, and subject to, all requisite governmental and other approvals and consents. Upon completion of the transfer of such assets and liabilities, the transferring plan and the Group which sponsors the transferring plan shall have no further responsibility for pension benefits for the employees for whom such assets and liabilities were transferred.

     7.04          Savings  Investment  Plan.
                   -------------------------

     (a) Agribrands shall take, or cause to be taken, all necessary and appropriate actions to establish, effective as of the Distribution Date, and administer a defined contribution Plan which will be a Qualified Plan and which will also be subject to Section 401(k) of the Code ("Agribrands SIP"), and to provide benefits thereunder for all Agribusiness Employees who, immediately prior to the Distribution Date, were participants in the Ralston Purina Company SIP ("Ralston SIP"). Agribrands agrees that each such Agribusiness Employee shall be, to the extent applicable, entitled, for all purposes under the Agribrands SIP, to be credited with the term of service and any account balance credited to such Agribusiness Employee as of the Distribution Date under the terms of the Ralston SIP as if such service had been rendered to the Agribusiness Group and as if such account balance had originally been credited to such Agribusiness Employee under the Agribrands SIP. Ralston agrees to provide Agribrands, as soon as practicable after the Distribution Date (with the cooperation of Agribrands to the extent that relevant information is in the possession of the Agribusiness Group), with a list of the Agribusiness Employees who were, to the best knowledge of Ralston, participants in the Ralston SIP immediately prior to the Distribution Date, together with a listing, if requested by Agribrands, of each such Agribusiness Employee's term of service for eligibility and vesting purposes under such Plan and a listing of each such Agribusiness Employee's account balance thereunder. Ralston shall, as soon as practicable after the Distribution Date, provide Agribrands with such additional information (in the possession of the Ralston Group and not already in the possession of the Agribusiness Group) as may be reasonably requested by Agribrands and necessary in order for Agribrands to establish and administer effectively the Agribrands SIP. The Agribrands SIP receiving transfers of accounts from the Ralston SIP shall contain an "Agribrands Stock Fund", and Agribusiness Employees for whom a portion of the account balances are to be transferred to the Agribrands SIP from the Ralston SIP in the form of Agribrands Stock, as described below, shall be permitted to elect to retain their investment of that portion of
their  account    in  the  Agribrands  Stock  Fund.

     (b) Ralston shall amend the Ralston SIP to cause the Agribrands Employees to be fully vested, as of the Distribution, in amounts credited to their accounts in the Ralston SIP as of such date. Ralston further agrees, as soon as practicable following the Distribution Date, to direct the trustees of the Ralston Purina Company Savings Investment Trust to transfer to the trustee of the Agribrands SIP in cash, securities or other property or a combination thereof, as reasonably determined by Ralston, an amount equal to the account balances credited as of the date of transfer to the participants and beneficiaries in the Ralston SIP who are Agribusiness Employees. Such transfer shall be adjusted, if and to the extent necessary, to comply with
Section 414(l) of the Code and the regulations promulgated thereunder. At the time determined by the appropriate fiduciaries of the Ralston SIP, such fiduciaries shall cause shares of ESOP Stock allocated to accounts of Agribusiness Employees under the Ralston SIP to be converted into or redeemed for shares of Ralston Stock, as provided by the terms of the ESOP Stock. Shares of Ralston Stock received by the Ralston SIP upon such redemption or conversion, as well as shares of such Stock otherwise held in the Plan with respect to Agribusiness Employee participant accounts in the Ralston Stock Fund, will be transferred directly to the trustee of the Agribrands SIP for attribution to respective participant accounts in that Plan. Shares of Agribrands Stock distributed with respect to shares of Ralston Stock held in the Ralston SIP as of the Distribution, to the extent allocated to accounts of Agribusiness Employees, shall be transferred to respective participant accounts in the Agribrands Stock Fund of the Agribrands SIP.

     (c) In connection with the transfers described in Section 7.04(b), Ralston and Agribrands shall cooperate in making any and all appropriate filings required under the Code or ERISA, and the regulations thereunder, and any applicable securities laws and take all such action as may be necessary and appropriate to cause such transfers to take place as soon as practicable after the Distribution Date; provided, however, that each such transfer shall not take place until as soon as practicable after the earlier of (A) the receipt of a favorable IRS determination letter with respect to the qualification of the Agribrands SIP under Section 401(a) of the Code or (B) the receipt by Ralston of an opinion of counsel retained by Agribrands and reasonably satisfactory in form and substance to Ralston to the effect that such counsel believes the Agribrands SIP will be found by the IRS to be qualified under Section 401(a) of the Code and that each trust established thereunder is exempt from federal income tax under Section 501(a) of the Code. Ralston and Agribrands agree to provide to such counsel such information in the possession of the Ralston Group and the Agribusiness Group, respectively, as may be reasonably requested by such counsel in connection with the issuance of such opinion. Ralston agrees, during the period beginning on the Distribution Date and ending with the date of final transfer of assets and liabilities to the Agribrands SIP, to administer the Ralston SIP in accordance with plan provisions, and, insofar as it is practical, in the ordinary course as it was operated prior to the Distribution, except as otherwise set forth in this Agreement.

     (d) Except as specifically set forth in this Section 7.04, from and after the Distribution Date, Ralston shall cease to have any liability or obligation whatsoever with respect to Agribusiness Employees under the Ralston SIP (other than the obligation to complete the transfer of assets and liabilities to the Agribrands SIP described in (c) above) and Agribrands shall assume and shall be solely responsible for all liabilities and obligations whatsoever of either Ralston or Agribrands with respect to Agribusiness
Employees under the Ralston SIP and shall be solely responsible for all liabilities and obligations whatsoever under the Agribrands SIP; provided, however, that Ralston shall, in respect of Agribusiness Employees participating in the Ralston SIP prior to the Distribution, either be responsible for or make all required contributions, no later than the date such contributions are legally required to be made, for all prior Plan years and for the portion of the Current Plan Year ending on the Distribution Date, to the extent not previously made.

     7.05          U.S.  Welfare  Plans
                   --------------------

     (a) Agribrands shall take, or cause to be taken, all actions necessary and appropriate on behalf of itself and the Agribusiness Group to adopt such Welfare Plans as necessary to provide welfare benefits, effective as of the Distribution Date, to the Agribusiness Individuals. In connection with the foregoing, Ralston agrees to provide Agribrands or its designated representative with such information (in the possession of the Ralston Group and not already in the possession of the Agribusiness Group) as may be reasonably requested by Agribrands and necessary for the Agribusiness Group to establish any such Welfare Plan.

     (b) Except as otherwise noted in this Section 7.05, Agribrands shall assume, or cause one or more members of the Agribusiness Group to assume, and shall be solely responsible for, or cause its insurance carriers or agents to be responsible for, all welfare benefit claims incurred by Agribusiness Individuals under the Agribusiness Welfare Plans described above in which such Agribusiness Individuals are eligible to, and elect to, participate on or after 12:01 a.m. on the Distribution Date. Ralston shall retain liability for welfare benefit claims incurred by Agribusiness Individuals under the Purina Comprehensive Health and Well-Med Plan or other Ralston Welfare Plans before 12:01 a.m. on the Distribution Date. For purposes of this Section 7.05, medical and dental services are incurred when the Agribusiness Individual is provided with medical or dental care; death benefit claims are incurred at the time of death of the insured notwithstanding any other provision of any welfare benefit plan to the contrary. As of 12:01 a.m. on the Distribution Date, Agribusiness Employees will cease participating in Welfare Plans maintained by any member of the Ralston Group, except to the extent they elect continued coverage under Ralston's health benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act.

     (c) Ralston and the Ralston Group shall be responsible for any retiree medical and life insurance benefits payable under any Welfare Plans of Ralston and the Ralston Group on or after the Distribution Date with respect to any employees working in the Agribusiness who have retired from the Agribusiness Group or the Ralston Group prior to the Distribution Date and who have met the eligibility requirements for such benefits at that time. Agribusiness Employees who retire from the Agribusiness Group on or after the Distribution Date shall not be entitled to retiree medical and life insurance benefits from such Welfare Plans of Ralston and the Ralston Group, except as set forth in Sections 7.05(d) and (e) below. For purposes of this subsection, the distribution of ownership of the Agribusiness Group to shareholders of Ralston Stock shall not be deemed a termination of employment of Agribusiness Employees.

     (d) Effective as of the Distribution Date, Ralston shall cause the Purina Comprehensive Plan to be amended to provide a delayed enrollment opportunity for retiree medical benefits under the Comprehensive Health Plan for Agribrands Employees who (i) were participants in the Purina Comprehensive Health Plan but not the Executive Health Plan immediately prior to the Distribution, (ii) had met the age and service requirements for retiree medical coverage under the Purina Comprehensive Health Plan prior to the Distribution Date, and who (iii) did not retire from the Agribusiness Group or Ralston Group prior to the Distribution. Such delayed enrollment opportunity shall be subject to satisfaction of certain eligibility conditions set forth in the Plan (including, but not limited to, maintaining continuous coverage under one or more group health plans sponsored by Agribrands or its successors after the Distribution and applying for delayed enrollment in the Plan within 30 days after termination of coverage under such other group health plans), and payment of applicable premiums for such retiree coverage.

Effective as of the Distribution Date, Ralston shall cause the Ralston Purina Executive Health Plan to be amended to provide a similar delayed enrollment opportunity for retiree medical benefits under the Executive Health Plan for Agribrands Employees who (i) had met the age and service requirements for retiree medical coverage under the Purina Comprehensive Health Plan prior to the Distribution Date, (ii) were participants in the Executive Health Plan and the Purina Comprehensive Health Plan immediately prior to the Distribution, and who (iii) did not retire from the Agribusiness Group or Ralston Group prior to the Distribution. Such delayed enrollment opportunity shall be subject to satisfaction of certain eligibility conditions set forth in the Executive Plan (including, but not limited to, maintaining continuous coverage under one or more group health plans after the Distribution and applying for delayed enrollment in the Executive Plan within 30 days after termination of coverage under such other group health plans). The retiree medical coverage offered to such Agribrands Employees under the Executive Health Plan shall be equivalent to that offered to retirees under the Purina Comprehensive Health Plan and the Executive Health Plan, and shall be contingent upon payment of premiums equal to those charged for retiree coverage under the Purina Comprehensive Health Plan.

     (e) Ralston shall retain liabilities for retiree life benefits under the Executive Life Plan for Former Agribusiness Employees who are eligible for retiree life coverage under the Plan. Ralston shall amend the terms of the Executive Life Plan to provide that Agribusiness Employees who are participants in the Plan and who have satisfied the age and service requirements for retiree life coverage as of the Distribution Date shall retain retiree life coverage under the Plan after the Distribution in the amount in effect as of the Distribution Date, and that such amount shall not be increased thereafter.

     7.06          International  Welfare  Plans
                   -----------------------------

     Ralston and Agribrands shall each retain all liabilities related to international welfare plans in which only Ralston Individuals or Agribusiness Individuals, respectively, are enrolled. With respect to welfare plans in which both Ralston Individuals and Agribusiness Individuals are participants, Ralston and Agribrands shall cause each member of their respective Groups to cooperate with members of the other Group to establish additional welfare plans as soon as practicable after the Distribution Date in order to enroll the Employees and Former Employees of the Agribusiness and Ralston in separate plans. Ralston and Agribrands, or their respective welfare plans as applicable, shall share proportionately in any refunds of contributions or stabilization reserves payable on account of experience prior to the Distribution; provided that, with respect to refunds from international insurance pools, Ralston shall be obligated to share such refunds proportionately with Agribrands only if Agribrands' share exceeds US$10,000.

     7.07          Internationalist  Retirement  Plan.
                   ----------------------------------

     As of the Distribution Date, Agribusiness Employees who participate in the Internationalist Retirement Plan shall cease to accrue benefits under such Plan. Effective as of the Distribution Date, Agribrands shall assume or retain all liabilities in connection with benefits accrued under such Plan with respect to Agribusiness Individuals, and Ralston shall have no further liability therefor. Agribrands agrees to cause such benefits to be paid to the Agribusiness Individuals in a manner and amount consistent with the terms of such plan.

     7.08          Stock  Options  and  Restricted Stock; Stock Purchase Plan.
                   ----------------------------------------------------------

     (a) The stock options held by Agribusiness Employees as of the Distribution Date shall be administered in accordance with the terms of such agreements. For purposes of restricted stock awards and stock options under the ISPs, the Distribution shall be deemed to constitute an involuntary termination of employment of Agribusiness Employees.

     (b) Effective immediately after the Distribution Date, the number of shares of Ralston Stock subject to, and the exercise price of, each non-qualified option to acquire Ralston Stock granted pursuant to the terms of an ISP ("Ralston Option") which immediately prior to the Record Date is outstanding and not exercised shall be adjusted by the Human Resources Committee of the Ralston Board in order to reflect the difference in the fair market value of the Ralston Stock attributable to the Distribution, in accordance with the requirements of Section 424 of the Code and the regulations promulgated thereunder, based upon (i) the average of the closing prices on the NYSE Composite Index for the Ralston Stock, trading regular way with due bills for the Agribrands Stock, for the 10 trading day period prior to the Distribution Date and (ii) the average of the closing prices on the NYSE Composite Index for the Ralston Stock, trading regular way, for the 10 trading day period following the Distribution Date.

     (c) Ralston and Agribrands agree that Ralston, as sole shareholder of the outstanding capital stock of Agribrands, will approve the adoption by the Board of Agribrands of an ISP prior to the Distribution, such plan to be administered by the Nominating and Compensation Committee of the Agribrands Board (the "Committee"). The Committee shall have authority under such plan to grant stock options, restricted stock awards and other awards payable in Agribrands Stock, to directors of Agribrands and eligible Agribusiness Employees, including executive officers.

     (d) Effective as of the Distribution Date, Agribusiness Employees shall cease to be eligible to participate in Ralston's Purina Stock Purchase Plan. All benefit obligations arising under the Plan prior to such date shall be paid in accordance with the terms of the Plan.



     7.09          Unfunded  Deferred  Compensation  Plans.
                   ---------------------------------------

     (a) Ralston shall retain liability for all unpaid benefits, obligations and liabilities with respect to account balances of Agribusiness Employees and Former Agribusiness Employees in the Fixed Benefit Option of the Ralston Purina Company Deferred Compensation Plan for Key Employees ("Ralston Deferred Compensation Plan").

     (b) Prior to the Distribution Date, Agribrands will establish a Deferred Compensation Plan, which shall be a non-qualified unfunded deferred compensation plan ("Agribrands Deferred Compensation Plan"). Effective as of the Distribution, Ralston shall (i) amend the Ralston Deferred Compensation Plan to permit the transfer to the Agribrands Deferred Compensation Plan of that portion of the Ralston Deferred Compensation Plan relating to the benefits accrued as of the Distribution Date by the Agribusiness Employees in the Equity Option and Variable Interest Option of such Plan; and in connection therewith, Ralston shall assign to Agribrands all its right, title and obligations under the deferred compensation agreements associated with such accrued benefits; and (ii) amend the Executive SIP to permit the transfer to the Agribrands Deferred Compensation Plan of that portion of the Executive SIP relating to the benefits accrued as of the Distribution Date by the Agribusiness Employees.

     (c) After the Distribution Date, Agribrands shall be solely responsible for the payment of all liabilities and obligations for benefits with respect to Agribusiness Employees under the Agribrands Deferred Compensation Plan, which shall include all liabilities and obligations transferred pursuant to 7.09(b) above, and Ralston shall have no liability with respect thereto.

     7.10          Partnership  Life  Insurance  Plan.
                   ----------------------------------

     Agribusiness Individuals who, immediately prior to the Distribution Date, were participants in or otherwise entitled to benefits under the Ralston Partnership Life Insurance Plan, will, as of the Distribution Date, be treated as terminated employees for purposes of such Ralston Partnership Life Insurance Plan, and will be afforded all rights and benefits to which all terminated employees are entitled under the terms of such Plan. Ralston will retain ownership of any individual life insurance contracts then insuring the life of any Agribusiness Employee in accordance with the terms of the Partnership Life Insurance Plan.

     7.11         Vacation Pay/Paid Time Off.  Agribrands and the Agribusiness
                  --------------------------
Group will assume (or, as applicable, retain) all liability for unpaid vacation pay and other paid time off accrued by Agribusiness Employees prior to the Distribution Date. After the Distribution Date, Ralston and the Ralston Group will have no liability for vacation pay or other paid time off for Agribusiness Employees. Ralston and the Ralston Group will retain (or, as applicable, assume) all liability for unpaid vacation pay and other paid time off accrued by Ralston Employees prior to the Distribution Date. After the Distribution Date, Agribrands and the Agribusiness Group will have no liability for vacation pay or other paid time off for Ralston Employees.


     7.12          U.  S.  Severance  Pay.
                   ----------------------

     (a) Ralston and Agribrands agree that, with respect to individuals who, in connection with the Distribution, cease to be employees of the Ralston Group and become employees of the Agribusiness Group, such cessation shall not be deemed a severance of employment from either Group for purposes of any Plan that provides for the payment of severance, salary continuation or similar benefits and shall, in connection with the Distribution, if and to the extent appropriate obtain waivers from individuals against any such assertion.

     (b) The Ralston Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of Ralston Individuals and the Agribusiness Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of Agribusiness Individuals in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination of any such person's employment either before, to the extent unpaid, or on or after the Distribution Date.

     7.13          International  Severance  Pay.
                   -----------------------------

     (a) Ralston and Agribrands agree that, with respect to individuals who, in connection with the Distribution, cease to be employees of the Ralston Group and become employees of the Agribusiness Group or vice versa, such cessation shall not be deemed a severance of employment from either Group except to the extent so required by the terms of any benefit plan, labor agreement, applicable law or governmental regulation that provides for the payment of severance pay, salary continuation, termination indemnity or similar benefits. The parties agree, if and to the extent appropriate, to obtain waivers from individuals against any such assertion.

     (b) To the extent severance pay, salary continuation or termination indemnity is payable with respect to an Agribusiness Individual or Ralston Individual, the respective Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims for such benefits made by or on behalf of such Individuals relating to the termination or alleged termination of any such person's employment either before, to the extent unpaid, or on or after the Distribution Date.

Notwithstanding the foregoing, after the Distribution Date, employees of Purina Colombiana, S.A. whose principal duties after the Distribution Date are in connection with the manufacture of pet food pursuant to a Toll-Milling Agreement shall be considered Ralston Employees for purposes of this Section 7.13, and the Ralston Group shall be solely responsible for payment of any claims for severance benefits by such employees; and employees of Purina de Venezuela, C.A. whose principal duties after the Distribution Date are in connection with the manufacture of agricultural formula animal feeds pursuant to a Toll-Milling Agreement shall be considered Agribusiness Employees for purposes of this Section 7.13, and the Agribusiness Group shall be solely responsible for payment of any claims for severance benefits by such employees.

In the event that the individual to whom the benefits are due was an employee of both the Agribusiness and the Ralston Business, then the termination expenses shall be shared pro rata on the basis of service with each Group.

     7.14     Bonus Plans.  Agribrands and its Affiliates shall be responsible
              -----------
for all liabilities with respect to Agribusiness Employees arising under bonus plans, programs or policies applicable to such Employees, including liabilities related to service prior to the Distribution Date. Notwithstanding the foregoing, Ralston shall retain liability for amounts payable to Agribusiness Employees who are participants in the 1996 Leveraged Incentive Plan.

     7.15        Other Balance Sheet Adjustments.  To the extent not otherwise
                 -------------------------------
provided in this Agreement, Ralston and Agribrands shall take such action as is necessary to effect an adjustment to the books of the members of the Ralston Group and the Agribusiness Group so that, as of the Distribution Date, the prepaid expense balances and accrued employee liabilities with respect to any employee liability or obligation assumed or retained as of the Distribution Date by the Ralston Group or the Agribusiness Group are appropriately reflected on the consolidated balance sheets as of the Distribution Date of Ralston and Agribrands, respectively.

     7.16      Preservation of Rights to Amend or Terminate Plans.  Subject to
               --------------------------------------------------
the provisions of this Article VII, no provision of this Agreement, including the agreement of Ralston or Agribrands that it, or any member of the Ralston Group or the Agribusiness Group, will make a contribution or payment to or under any Plan herein referred to for any period, shall be construed as a limitation on the right of Ralston or Agribrands or any member of the Ralston Group or the Agribusiness Group to amend such Plan or terminate its participation therein which Ralston or Agribrands or any member of the Ralston Group or the Agribusiness Group would otherwise have under the terms of such Plan or otherwise, and no provision of this Agreement shall be construed to create a right in any Ralston Individual or Agribusiness Individual under a Plan which such Individual would not otherwise have under the terms of the Plan itself.

     7.17          Reimbursement; Indemnification.  Each of the parties hereto
                   ------------------------------
acknowledges that the Ralston Group, on the one hand, and the Agribusiness Group, on the other hand, may incur costs and expenses (including contributions to Plans and the payment of insurance premiums) arising from or related to any of the Plans which are, as set forth in this Agreement, the responsibility of the other party hereto. Ralston and Agribrands agree that they, or the appropriate members of their respective Groups, shall reimburse the appropriate members of the other's Group, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses.

     7.18         Further Transfers.  For a period of six months following the
                  -----------------
Distribution Date, no member of either Group shall, directly or indirectly, without the prior written consent of a corporate officer of the other Group, solicit or attempt to solicit any employee or officer of such other Group for the purpose of obtaining his or her services for hire, or otherwise causing such employee to leave employment with such other Group, and no member of either Group, without the prior written consent of a corporate officer of the other Group, will, for such period of six months, hire such employee or officer; provided, however, if the employment of any officer or employee of one Group is terminated by that Group at any time following the Distribution, a member of the other Group may employ such person without the consent of the other Group

     7.19      Other Liabilities.  As of the Distribution Date, Agribrands and
               -----------------
Ralston shall each assume and be solely responsible for all Liabilities whatsoever of the other's Group with respect to claims made by, in the case of Agribrands, Agribusiness Individuals and, in the case of Ralston, Ralston Individuals, relating to any Liability not otherwise expressly provided for in this Agreement, including, but not limited to, earned salaries, wages, severance payments, bonus accruals or other compensation, regardless of whether such Liability was incurred before or after the Distribution Date.

     7.20        Compliance.  Notwithstanding anything to the contrary in this
                 ----------
Article VII, to the extent any actions of the parties contemplated in this Article are determined prior to the Distribution to violate law or result in unintended tax liability for Ralston Individuals or Agribusiness Individuals, such action may be modified to avoid such violation of law or unintended tax liability.

     7.21        Agreement of Parties.  Notwithstanding anything herein to the
                 --------------------
contrary, the agreements contained in this Article VII shall be binding only as between the parties to this Agreement, no Ralston Individual or Agribusiness Individual or other Person shall have any right with respect to any such agreement, and no Person other than the parties to this Agreement shall have any rights to enforce any provision hereof.

                                 ARTICLE VIII

                         POST-DISTRIBUTION OBLIGATIONS

     8.01     Agribrands' Post-Distribution Obligations. Agribrands shall, and
              -----------------------------------------
shall cause each member of the Agribusiness Group to, comply with each representation and statement made, or to be made, to the Internal Revenue Service (the "IRS") in connection with any ruling obtained, or to be obtained, by Ralston, from the IRS with respect to any transaction contemplated by this Agreement. Neither Agribrands nor any member of the Agribusiness Group shall for a period of three years following the Distribution Date engage in any of the following transactions, unless, in the sole discretion of Ralston, either
(a) an opinion in form and substance satisfactory to Ralston is obtained from counsel to Agribrands, the selection of which counsel is agreed to by Ralston or (b) a supplemental ruling is obtained from the IRS, in either case to the effect that such transactions would not adversely affect the tax consequences of the contributions, transfers, assumptions, Merger and Distribution described in Articles II and III of this Agreement to (1) Ralston or any member of the Ralston Group, (2) Agribrands or any member of the Agribusiness Group, or (3) the Ralston shareholders. The transactions subject to this provision are: (i) making a material disposition (including transfers from one member of the Agribusiness Group to another member of the Agribusiness Group), by means of a sale or exchange of assets or capital stock, a distribution to shareholders, or otherwise, of any of its assets (other than the transactions contemplated by this Agreement) except in the ordinary course of business;
(ii) repurchasing any Agribrands capital stock, unless such repurchase satisfies the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30 or any successor Revenue Procedure; (iii) issuing any Agribrands capital stock that in the aggregate exceeds twenty percent (20%) of the issued and outstanding stock of Agribrands immediately following the Distribution; (iv) liquidating or merging with any other corporation (including a member of the Agribusiness Group); or (v) ceasing to engage in the active conduct of a trade or business within the meaning of Section 355(b)(2) of the Code. Agribrands hereby represents that neither Agribrands nor any member of the Agribusiness Group has any present intention to undertake any of the transactions set forth in (i), (ii), (iii), (iv) or (v) above.

     8.02      Ralston's Post-Distribution Obligations.  For a period of three
               ---------------------------------------
years after the date of the Distribution, Ralston shall, and shall cause each member of the Ralston Group, to refrain from taking any action which would adversely impact any ruling obtained, or to be obtained, by Ralston from the IRS with respect to any transaction contemplated by this Agreement.

     8.03       Indemnification of Shareholders.  In the event that Ralston or
                -------------------------------
Agribrands breaches or violates any covenant made in this Article VIII, the breaching party shall indemnify and hold harmless (i) all shareholders of Ralston, and (ii) if the breaching party is Agribrands, Ralston as of the Record Date against and in respect of any and all costs, expenses, deficiencies, litigation, proceedings, taxes, levies, assessments, attorneys' fees, damages or judgments of any kind or nature whatsoever, related to, arising from, or associated with such breach or violation.

                                  ARTICLE IX

                 NO REPRESENTATIONS OR WARRANTIES; EXCEPTIONS

     Agribrands understands and agrees that, except as set forth in Article VIII, no member of the Ralston Group is, in this Agreement or in any Ancillary Agreement or other agreement or document, implicitly or explicitly representing or warranting to Agribrands in any way as to the Agribusiness Assets, the Agribusiness or the Liabilities of the Agribusiness Group or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, it being agreed and understood that the Agribusiness Group shall take all of the Agribusiness Assets "as is, where is" and that, except as provided in Section 2.04, the Agribusiness Group shall bear the economic and legal risk that conveyances of the Agribusiness Assets shall prove to be insufficient or that the title of any member of the Agribusiness Group to any Agribusiness Assets shall be other than good and marketable and free from encumbrances.

                                   ARTICLE X

                    GUARANTEES AND SURETY BONDS OF RALSTON

     Agribrands agrees that as soon as practicable following the Distribution Date, it will substitute surety bonds obtained by it for each of the surety bonds of any member of the Ralston Group, if any, relating to any Agribusiness Asset, the Agribusiness or any Liability assumed by Agribrands or its Subsidiaries of Affiliates hereunder. Agribrands agrees that it shall enter indemnification agreements in its name with each provider of a surety bond obtained with respect to the Agribusiness Assets, the Agribusiness or any Liability assumed by Agribrands. Except as set forth on Schedule 10, Agribrands shall use its best efforts to obtain the complete release and discharge of any member of the Ralston Group from all obligations (including any obligations upon any renewal or extension) related to the Agribusiness Assets, the Agribusiness or any Liability assumed by Agribrands on which any member of the Ralston Group is directly or contingently obligated as a guarantor or assignor or otherwise contingently liable (including, without limitation, any letter of credit) (the " Agribusiness Obligations"). In the event that Agribrands is unable to obtain any such release, Agribrands agrees that (i) it shall not extend the term or otherwise modify any such Agribusiness Obligation in a manner which would expand Ralston's financial exposure under such Agribusiness Obligation, (ii) it shall use its best efforts to substitute itself or another member of the Agribusiness Group as primary guarantor of such Agribusiness Obligations, and (iii) Agribrands or any member of the Agribusiness Group shall not assign any such Agribusiness Obligation or directly or indirectly transfer, sell or assign any assets securing such Agribusiness Obligation or comprising all or any substantial portion of a project, the financing of which gave rise to such Agribusiness Obligation, including, but not limited to, the transfer, sale or assignment of the capital stock of any Affiliate holding title to such assets, unless Ralston or the appropriate member of the Ralston Group, as the case may be, is released and discharged of all liabilities with respect to such Agribusiness Obligation. Without limiting any other obligation of indemnification under this Agreement or any agreement described herein, Agribrands shall defend, indemnify and hold harmless each member of the Ralston Group and their respective Affiliates, Subsidiaries, directors, officers and employees against any and all Liabilities whatsoever incurred or suffered by any of them as a result of any Agribusiness Obligation.

                                  ARTICLE XI

                                  NEGOTIATION

     If any question shall arise in regard to (i) the interpretation of any provision of this Agreement or, except to the extent provided otherwise therein, any Ancillary Agreement, or (ii) the rights or obligations of either Group hereunder or thereunder, each Group shall designate a senior executive within its organization who shall, within thirty days after such question arises, meet with the designated executive of the other Group to negotiate and attempt to resolve such question in good faith. Such senior executives may, if they so desire, consult outside advisors for assistance in arriving at such a resolution. In the event that a resolution is not achieved within sixty days following such initial meeting, then the parties may seek other legal means of resolving such question, including but not limited to mediation or binding or non-binding arbitration.



                                  ARTICLE XII

                                 MISCELLANEOUS

     12.01          Conditions  to  the  Distribution.
                    ---------------------------------

     (a) The obligation of Ralston to make the Distribution is subject to the satisfaction of each of the following conditions:

          (i) The transactions contemplated by Article II shall have been consummated in all material respects;
          (ii) Ralston shall have received rulings from the IRS, in form and substance satisfactory to Ralston's tax counsel and independent auditors, that the contributions, transfers, assumptions, mergers and Distribution described in Articles II and III of this Agreement will not be subject to federal income taxation at the corporate or shareholder level;

          (iii) The Agribrands Stock and associated Rights shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (iv) The Form 10 shall have been filed with the SEC and shall have become effective, and no stop order with respect thereto shall be in effect;

          (v) All authorizations, consents, approvals and clearances of all federal, state, local and foreign governmental agencies required to permit the valid consummation by the parties hereto of the transactions contemplated by this Agreement shall have been obtained; and no such authorization, consent, approval or clearance shall contain any conditions which would have a material adverse effect on (A) the Ralston Business or the Agribusiness, (B) the Assets, results of operations or financial condition of the Ralston Group or the Agribusiness Group, in each case taken as a whole, or (C) the ability of Ralston or Agribrands to perform its obligations under this Agreement; and all statutory requirements for such valid consummation shall have been fulfilled;

          (vi) Ralston shall have provided the NYSE with the prior written notice of the Record Date required by Rule 10b-17 of the Exchange Act and the rules and regulations of the NYSE;

          (vii) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect preventing the payment of the Distribution;

          (viii) The Distribution shall be payable in accordance with applicable law;

          (ix) All necessary consents, waivers or amendments to each bank credit agreement, debt security or other financing facility to which any member of the Ralston Group or the Agribusiness Group is a party or by which any such member is bound shall have been obtained, or each such agreement, security or facility shall have been refinanced, in each case on terms satisfactory to Ralston and Agribrands and to the extent necessary to permit the Distribution to be consummated without any material breach of the terms of such agreement, security or facility; and

          (x) One or more members of the Agribusiness Group shall have been substituted, as of the Distribution Date in respect of all Ralston Group debt obligations assumed by Agribrands or another member of the Agribusiness Group pursuant to this Agreement.

     (b) Any determination made by the Ralston Board in good faith concerning the satisfaction or waiver of any or all of the conditions set forth in Section 12.01(a) shall be conclusive.

     12.02        Survival of Agreements.  All covenants and agreements of the
                  ----------------------
parties  hereto  contained  in  this  Agreement shall survive the Distribution
Date.

     12.03       Entire Agreement.  This Agreement, the Exhibits and Schedules
                 ----------------
hereto and the Ancillary Agreements shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof superseding all previous negotiations, commitments and writings with respect to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Ancillary Agreement, the provisions of such Ancillary Agreement shall prevail.

     12.04      Expenses of the Distribution.  Except as otherwise provided in
                ----------------------------
this Agreement and the other agreements referred to herein, Ralston shall pay all of the costs and expenses (including attorneys' and accountants' fees, legal costs and expenses) that were necessary to effect the Distribution and to consummate the transactions contemplated by this Agreement. For purposes of this Section 12.04, costs and expenses (including attorneys' and accountants' fees, legal costs and expenses) incurred in connection with the establishment of any credit facility or other financing arrangements by or on behalf of Agribrands and its Affiliates shall not be deemed to be expenses necessary to effect the Distribution. Notwithstanding the foregoing, Ralston shall bear the cost of underwriting fees and expenses of ABN incurred in connection with the closing of the syndicated financing agreement with Agribrands, including legal expenses of Sidley & Austin as counsel to ABN Amro, and legal fees of Bryan Cave in connection with such financing.

     12.05      GOVERNING LAW; JURISDICTION AND VENUE.  THIS AGREEMENT IS MADE
                -------------------------------------
AND ENTERED INTO IN, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF MISSOURI, UNITED STATES OF AMERICA, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES UNDER THIS AGREEMENT. ALL MATTERS RELATING TO THIS AGREEMENT SHALL, SUBJECT TO THE PROVISIONS OF ARTICLE XI OF THIS AGREEMENT, BE ADJUDICATED EXCLUSIVELY IN THE COURTS OF THE STATE OF MISSOURI LOCATED IN ST. LOUIS, MISSOURI, OR WITHIN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MISSOURI; AND EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS FOR ALL SUCH MATTERS.

     12.06          Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder (collectively, "Notices") shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, facsimile or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If  to  a  member  of  the  Ralston  Group:

          Ralston  Purina  Company
          Checkerboard  Square
          St.  Louis,  Missouri    63164
          Attention:  General  Counsel

     If  to  a  member  of  the  Agribusiness  Group:

          Agribrands  International,  Inc.
          9811  South  Forty  Drive
          St.  Louis,  Missouri    63124
          Attention:  General  Counsel

or to such other address as either Group may have furnished to the other Group by a notice in writing in accordance with this Section 12.06.

     12.07      Amendment and Modification; Non-Waiver.  This Agreement may be
                --------------------------------------
amended, modified or supplemented, or rights, powers or options hereunder waived or impaired, only by a written agreement signed by a corporate officer of Ralston and Agribrands and attested by their respective corporate secretaries. Neither party shall be deemed to have waived or impaired any right, power or option created or reserved by this Agreement (including without limitation, each party's right to demand compliance with every term herein, or to declare any breach a default and exercise its rights in accordance with the terms hereof) by virtue of: (i) any custom or practice of the parties at variance with the terms hereof; (ii) any failure, refusal or neglect to exercise any right hereunder, or to insist upon compliance with any term; (iii) any waiver, forbearance, delay, failure or omission to exercise any right or option, whether of the same, similar or different natures, under this Agreement or in any other circumstances; or (iv) the acceptance by either party of any payment or other consideration from the other following any breach of this Agreement. The rights and remedies set forth in this Agreement are in addition to any other rights or remedies which may be granted by law.

12.08          Successors  and  Assigns;  No  Third-Party Beneficiaries.  This
-----          --------------------------------------------------------
Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each Group and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either Group without the prior written consent of the other Group (which consent shall not be unreasonably withheld). Except for the provisions of Sections 4.02 and 4.03 relating to Indemnities, which are also for the benefit of the Indemnitees, this Agreement is solely for the benefit of each Group and is not intended to confer upon any other Person any rights or remedies hereunder.

     12.09        Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.10          Interpretation.
                    --------------

     (a) The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

     (b) The parties hereto intend that, for federal income tax purposes, the contributions, transfers, assumptions, Distribution and Merger contemplated hereby shall qualify for non-recognition treatment under Sections 332, 336, 337, 355, 357(a), 361, 368(a)(1)(D) and 1032 of the Code.

     12.11       Legal Enforceability.  Any provision of this Agreement or any
                 --------------------
of the Ancillary Agreements which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining
provisions  hereof.    Any  such  prohibition  or  unenforceability  in  any
jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Agreement or any of the Ancillary Agreements and agrees that the obligations of the parties hereunder and thereunder shall be specifically enforceable.

     12.12          References;  Construction.    References to any "Article",
                    -------------------------
"Exhibit", "Schedule" or "Section", without more, are to Articles, Exhibits, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

     12.13          Termination.    Notwithstanding any provision hereof, this
                    -----------
Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Ralston Board without the approval of any other party hereto or of Ralston's shareholders. In the event of such termination, no party hereto shall have any Liability to any Person by reason of this Agreement.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.




AGRIBRANDS  INTERNATIONAL,  INC.          RALSTON  PURINA  COMPANY




By:            /s/   David R. Wenzel          By:        /s/ James R. Elsesser
   ---------------------------------             -----------------------------
     David  R.  Wenzel                                       James R. Elsesser
     Chief  Financial  Officer                         Chief Financial Officer